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Filed Pursuant to Rule 424(b)(2)
Registration Statement 333-156477

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Warrants to purchase shares of Class A common stock, par value $0.10 per share	8,917 warrants	$1.33	$11,860	$0.47

Class A common stock, par value $0.10 per share, underlying the warrants	8,917 shares	$6.35	$56,623	$2.23

Totals			$68,483	$2.70

(1)
The registration fee is being paid on a deferred basis in reliance upon Rules 456(b) and 457(r) under the Securities Act.

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 29, 2008)

The New York Times Company

         Up to 8,917 Warrants to Purchase up to 8,917 Shares of Class A Common Stock
Issuable upon the Exercise of Preemptive Rights at $1.33 per Warrant

Up to 8,917 Shares of Class A Common Stock
Issuable upon the Exercise of Warrants at $6.35 per Share

        On January 19, 2009, we entered into a securities purchase agreement with Inmobiliaria Carso, S.A. de C.V. and Banco Inbursa S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa, who we refer to as the investors, in which we agreed to issue to the investors for an aggregate purchase price of $250,000,000 (i) $250,000,000 aggregate principal amount of our 14.053% Senior Unsecured Notes due 2015, referred to as the notes, and (ii) detachable warrants to purchase, as of the date of this prospectus supplement, 15,900,000 shares of our Class A common stock. The notes will bear an annual interest rate of 14.053%, which will be paid semi-annually, 3% of which may, at our election, be paid in cash or paid-in-kind. Each warrant is exercisable by the holder for the purchase of one share of our Class A common stock at an exercise price of $6.3572 per share. The warrants are exercisable, in whole or in part by the holder of the warrant, at any time or from time to time after we issue the warrants, but in no event later than 5:00 p.m., New York City time, January 15, 2015. The issuance of the notes and the warrants is sometimes collectively referred to as the "transaction."

        Of the $250,000,000 aggregate purchase price, we have preliminarily allocated $21,147,000 or $1.33 per warrant to the warrants in accordance with applicable treasury regulations.

        As a result of our agreement to issue the warrants to the investors, under clause (VI) of Article Fourth of our certificate of incorporation and Section 622 of the New York Business Corporation Law, each holder of our Class B common stock has a preemptive right to purchase, for each share of our Class B common stock owned as of 5:00 p.m., New York City time, on January 16, 2009, 0.1112 warrants, at a price of $1.33 per warrant, to purchase a like number of shares of Class A common stock, at a price of $6.35 per share. The terms of the warrants offered by this prospectus supplement are substantially similar to those of the warrants issued to the investors. Under Section 622 of the New York Business Corporation Law, each holder of Class B common stock must have a minimum of 15 days to exercise their preemptive rights. The preemptive rights will expire if they are not exercised by 5:00 p.m., New York City time, on February 9, 2009. This preemptive rights offer is contingent upon the successful closing of the transaction.

        Our Class B common stock is principally held by descendants of Adolph S. Ochs, who purchased The New York Times in 1896. A family trust holds approximately 89% of our shares of Class B common stock. The family trust and the individual trustees of the family trust have waived any preemptive rights that were triggered by the agreement to issue the warrants. Accordingly, an aggregate of 8,917 warrants and 8,917 shares of our Class A common stock issuable upon exercise of the warrants are being offered by this prospectus supplement to the holders of an aggregate of 80,184 shares of Class B common stock.

        Holders of our Class B common stock who have not waived their preemptive rights should carefully consider whether to exercise their preemptive rights prior to the expiration of the preemptive rights offering. Our board of directors is making no recommendation regarding your exercise of the preemptive rights. The preemptive rights are not registered and may not be sold, transferred or assigned and will not be listed for trading on the New York Stock Exchange or any other stock exchange or market.

        The warrants will not be listed for trading on the New York Stock Exchange or any other stock exchange or market.

        Our Class A common stock is listed on the New York Stock Exchange under the ticker symbol "NYT." The reported last sale price of our common stock on January 20, 2009, as reported in the consolidated reporting system, was $5.91 per share.

        Investing in the warrants and the shares of our Class A common stock issuable upon exercise of the warrants involves risks. You should carefully consider the risks set forth under the caption "Risk Factors" in this prospectus supplement and in our periodic reports referred to in the "Documents Incorporated By Reference" section in this prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 21, 2009

Prospectus Supplement
ABOUT THIS PROSPECTUS SUPPLEMENT	S-1
QUESTIONS AND ANSWERS RELATING TO THE PREEMPTIVE RIGHTS OFFERING	S-2
QUESTIONS AND ANSWERS RELATING TO THE WARRANTS	S-7
RISK FACTORS	S-9
FORWARD-LOOKING STATEMENTS	S-10
WHERE YOU CAN FIND MORE INFORMATION	S-10
DOCUMENTS INCORPORATED BY REFERENCE	S-11
THE TRANSACTION	S-12
USE OF PROCEEDS	S-12
MARKET INFORMATION	S-13
CAPITALIZATION	S-14
THE PREEMPTIVE RIGHTS OFFERING	S-15
DESCRIPTION OF THE WARRANTS	S-21
CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES	S-26
PLAN OF DISTRIBUTION	S-30
Prospectus
ABOUT THIS PROSPECTUS	1
THE NEW YORK TIMES COMPANY	1
RISK FACTORS	2
FORWARD-LOOKING STATEMENTS	2
WHERE YOU CAN FIND MORE INFORMATION	3
DOCUMENTS INCORPORATED BY REFERENCE	3
USE OF PROCEEDS	4
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS	4
DESCRIPTION OF SECURITIES WE MAY OFFER	5
DESCRIPTION OF CAPITAL STOCK	5
DESCRIPTION OF DEBT SECURITIES	8
DESCRIPTION OF WARRANTS	21
DESCRIPTION OF DEPOSITARY SHARES	22
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS	24
PLAN OF DISTRIBUTION	25
LEGAL MATTERS	26
EXPERTS	26

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of warrants and the offering of the shares of Class A common stock issuable upon exercise of the warrants. The second part is the accompanying prospectus dated December 29, 2008, which we refer to as the "accompanying prospectus." The accompanying prospectus contains a description of the warrants and our Class A common stock and gives more general information, some of which may not apply to the warrants or our Class A common stock.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

        Before you invest in the warrants or the Class A common stock issuable upon exercise of the warrants, you should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference into this prospectus supplement and accompanying prospectus. The incorporated documents are described in this prospectus supplement under "Where You Can Find More Information" and "Documents Incorporated By Reference."

        Unless the context otherwise requires or as otherwise indicated, when we refer to "The New York Times Company," we mean the corporation by that name, and when we refer to the "Company," "we," "us" or "our" in this prospectus supplement or when we otherwise refer to ourselves in this prospectus supplement, we mean The New York Times Company and its consolidated subsidiaries.

QUESTIONS AND ANSWERS RELATING TO THE PREEMPTIVE RIGHTS OFFERING

        The following are examples of what we anticipate will be common questions about the preemptive rights offering. The answers are based on selected information included elsewhere in this prospectus supplement. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the preemptive rights offering. This prospectus supplement contains more detailed descriptions of the terms and conditions of the preemptive rights offering and provides additional information about us and our business, including potential risks related to the preemptive rights offering, the warrants, our Class A common stock and our business.

What is the preemptive rights offering?

        Holders of our shares of Class B common stock who have not waived their preemptive rights, have non-transferable preemptive rights to purchase an aggregate of 8,917 warrants to purchase a like number of shares of our Class A common stock. Holders of our Class B common stock have the right to purchase 0.1112 warrants for each share of Class B common stock owned as of 5:00 p.m., New York City time, on January 16, 2009, the record date. The warrants to be issued in the preemptive rights offering will not be listed for trading on the New York Stock Exchange or any other stock exchange or market. Our Class A common stock is, however, listed on the New York Stock Exchange under the ticker symbol "NYT."

What are the preemptive rights?

        Our certificate of incorporation gives the holders of Class B common stock the right to purchase securities in certain circumstances to offset the dilution that will occur upon our issuance of certain equity securities or warrants to purchase certain equity securities. In the case of the issuance of the warrants to the investors, the preemptive right gives the holders of our Class B common stock the opportunity to purchase 0.1112 warrants, at a price of $1.33 per warrant, to purchase a like number of shares of Class A common stock, at a price of $6.35 per share, for every share of Class B stock held as of the record date. Fractional warrants resulting from the exercise of the preemptive right will be eliminated by rounding down to the nearest whole warrant, with the total payment being adjusted accordingly. For example, if you owned 100 shares of our Class B common stock on the record date, you would have the right to purchase 11.12 warrants (rounded down to 11 warrants) for $1.33 per warrant. You may exercise all or a portion of your preemptive right, or you may choose not to exercise any preemptive rights at all.

        If you hold a stock certificate for shares of our Class B common stock, the number of warrants you may purchase pursuant to your preemptive right is indicated on the enclosed preemptive rights certificate. If you hold your shares in the name of a custodian bank, broker, dealer or other nominee, you will not receive a preemptive rights certificate. Instead, the Depository Trust Company, or DTC, will issue one preemptive right to your nominee record holder for each share of our Class B common stock that you own at the record date. If you are not contacted by your nominee, you should contact your nominee as soon as possible.

Why are we conducting the preemptive rights offering?

        The issuance of the warrants to the investors will trigger the preemptive rights of the holders of our Class B common stock pursuant to our certificate of incorporation and the New York Business Corporation Law.

Am I required to exercise all of the preemptive rights I receive in the preemptive rights offering?

        No. You may exercise any number of your preemptive rights, or you may choose not to exercise any preemptive rights.

How was the offer price for the warrants determined?

        Under the terms of the transaction we are issuing notes and warrants to the investors for an aggregate purchase price of $250,000,000. Of this aggregate purchase price, we have preliminarily allocated $21,147,000, or $1.33 per warrant to the warrants in accordance with applicable treasury regulations. The price of the warrants was calculated using a Black-Scholes valuation model. We are offering the warrants to the holders of our Class B common stock at this same price per warrant.

How soon must I act to exercise my preemptive rights?

        If you received a preemptive rights certificate and elect to exercise any or all of your preemptive rights, the preemptive rights agent must receive your completed and signed preemptive rights certificate and payments prior to the expiration of the preemptive rights offering, which is February 9, 2009 at 5:00 p.m., New York City time. If you hold your shares in the name of a custodian bank, broker, dealer or other nominee, your nominee may establish a deadline prior to 5:00 p.m. New York City time, on February 9, 2009 by which you must provide it with your instructions to exercise your preemptive rights.

May I transfer my preemptive rights?

        No. You may not sell, transfer or assign your preemptive rights to anyone. Preemptive rights will not be listed for trading on the New York Stock Exchange or any other stock exchange or market. Preemptive rights certificates may only be completed by the Class B stockholder who receives the certificate.

Has our board of directors made a recommendation to our stockholders regarding the preemptive rights offering?

        No. Our board of directors is making no recommendation regarding your exercise of the preemptive rights. Class B stockholders who exercise preemptive rights risk investment loss on new money invested. You are urged to make your decision based on your own assessment of our business and financial condition, our prospects for the future, the terms of the preemptive rights offering and the information contained in, or incorporated by reference into, this prospectus supplement. See the section titled "Risk Factors" in this prospectus supplement and the documents incorporated by reference in this prospectus supplement and accompanying prospectus for a discussion of some of the risks involved in investing in the warrants and our Class A common stock.

Are there any limitations on the number of preemptive rights I may exercise in the preemptive rights offering?

        Yes. The number of warrants you may purchase in the preemptive rights offering is limited by the number of shares of our Class B common stock you held on the record date.

How do I exercise my preemptive rights if I own shares in certificate form?

        If you hold a certificate representing shares of Class B common stock and you wish to participate in the preemptive rights offering, you must take the following steps:

    •
    deliver payment to the preemptive rights agent before 5:00 p.m., New York City time, on February 9, 2009; and

    •
    deliver a properly completed and signed preemptive rights certificate to the preemptive rights agent.

        In certain cases, you may be required to provide additional documentation or signature guarantees.

        Please follow the delivery instructions on the preemptive rights certificate. Do not deliver documents to The New York Times Company. You are solely responsible for completing delivery to the preemptive rights agent of your preemptive rights documents, including the preemptive rights certificate, and payment. We urge you to allow sufficient time for delivery of your documents to the preemptive rights agent so that they are received by the preemptive rights agent by 5:00 p.m., New York City time, on February 9, 2009.

        If you send a payment that is insufficient to purchase the number of warrants you requested, or if the number of warrants you requested is not specified in the forms, the payment received will be applied to exercise your preemptive rights to the fullest extent possible based on the amount of the payment received and the elimination of fractional warrants. Any excess payments received by the preemptive rights agent will be returned, without interest, as soon as practicable following the expiration of the preemptive rights offering.

What form of payment is required to purchase the warrants?

        The preemptive rights agent for this offering is Mellon Investor Services LLC, who is an affiliate of our registrar and transfer agent. As described in the preemptive rights certificate, payments submitted to the preemptive rights agent must be made in full United States currency by:

    •
    certified check or cashier's check to our preemptive rights agent, drawn upon a United States bank;

    •
    personal check or bank draft to our preemptive rights agent, drawn upon a United States bank;

    •
    postal, telegraphic or express money order payable to our preemptive rights agent; or

    •
    wire transfer of immediately available funds to accounts maintained by our preemptive rights agent.

        If you submit a personal check to the preemptive rights agent, your payment will not be deemed received by the preemptive rights agent until the check has cleared. If you send a certified check or bank draft, drawn upon a United States bank, a postal, telegraphic or express money order or wire or transfer funds directly to the preemptive rights agent's account, payment will be deemed to have been received by the preemptive rights agent immediately upon receipt of such instruments and wire or transfer.

        Any personal check used to pay for warrants must clear the appropriate financial institutions prior to 5:00 p.m., New York City time, on February 9, 2009, which is the expiration of the preemptive rights offering. The clearinghouse may require five or more business days. Accordingly, holders that wish to pay the preemptive rights exercise price by means of an uncertified personal check are urged to make payment sufficiently in advance of the expiration of the preemptive rights offering to ensure such payment is received and clears by such date.

What should I do if I want to participate in the preemptive rights offering, but my shares of Class B common stock are held in the name of a custodian bank, broker, dealer or other nominee?

        If you hold your shares of Class B common stock through a custodian bank, broker, dealer or other nominee, then your nominee is the record holder of the shares you own. If you are not contacted by your nominee, you should contact your nominee as soon as possible. Your nominee must exercise the preemptive rights on your behalf for the warrants you wish to purchase. You will not receive a preemptive rights certificate. Please follow the instructions of your nominee. Your nominee may establish a deadline that may be before the expiration date that we have established for the preemptive rights offering.

When will I receive my new warrant certificates?

        If you purchase warrants in the preemptive rights offering by submitting a preemptive rights certificate and payment, we will mail you a warrant certificate representing your new warrants as soon as practicable after the expiration of the preemptive rights offering. If your shares of Class B common stock are held by your nominee, and you participate in the preemptive rights offering, you will not receive a warrant certificate for your purchased warrants. Your nominee will be credited with the warrants you purchase in the preemptive rights offering as soon as practicable after the expiration of the preemptive rights offering.

After I send in my payment and preemptive rights certificate, may I cancel my exercise of preemptive rights?

        No. All exercises of preemptive rights are irrevocable unless the preemptive rights offering is terminated, even if you later learn information that you consider to be unfavorable to the exercise of your preemptive rights. You should not exercise your preemptive rights unless you are certain that you wish to purchase warrants in the preemptive rights offering.

Are there any conditions to completing the preemptive rights offering?

        Yes. If for any reason the warrants are not issued to the investors in the transaction, the preemptive rights offering will be canceled.

If the preemptive rights offering is not completed, will my payment be refunded to me?

        Yes. The preemptive rights agent will hold all funds it receives in a segregated bank account until completion of the preemptive rights offering. If the preemptive rights offering is not completed, all payments received by the preemptive rights agent will be returned, without interest or deduction, as soon as practicable. If your shares are held in the name of a custodian bank, broker, dealer or other nominee, it may take longer for you to receive your payment because the preemptive rights agent will return payments through the record holder of your shares.

How much will the Company receive from the preemptive rights offering?

        If all of the preemptive rights which have not been waived are exercised in full by our Class B stockholders, we expect the gross proceeds from the preemptive rights offering to be approximately $11,860.

Are there risks in exercising my preemptive rights and purchasing the warrants?

        Yes. The exercise of your preemptive rights and the purchase of warrants involves risks. Each warrant will entitle the holders to purchase one share of our Class A common stock at an exercise price equal to $6.35 per share. We cannot predict the price at which our shares of Class A common stock will trade and there can be no assurance that the trading price of our Class A common stock will exceed the exercise price of the warrants. As a result, your warrants could expire and have no value. You are urged to make your decision based on your own assessment of our business and financial condition, our prospects for the future, the terms of the preemptive rights offering and the information contained in, or incorporated by reference into, this prospectus supplement. See the section titled "Risk Factors" in this prospectus supplement and the documents incorporated by reference in this prospectus supplement and accompanying prospectus for a discussion of some of the risks involved in investing in the warrants and our Class A common stock.

What fees or charges apply if I purchase warrants in the preemptive rights offering?

        We are not charging any fee or sales commission to issue preemptive rights to you or to issue warrants to you if you exercise your preemptive rights. If you exercise your preemptive rights through a custodian bank, broker, dealer or other nominee, you are responsible for paying any fees your nominee may charge you.

What are the material U.S. federal income tax consequences of exercising the preemptive rights?

        A holder should not recognize income or loss for United States federal income tax purposes in connection with the receipt or exercise of preemptive rights in the preemptive rights offering. You should consult your tax advisor as to the particular consequences to you of the preemptive rights offering. For a detailed discussion, see "Certain U.S. Federal Income Tax Consequences."

Who should I contact if I have other questions?

        If you have other questions regarding us or the preemptive rights offering, please contact The New York Times Company, Office of the Secretary at (212) 556-1234.

        If you have any questions regarding completing a preemptive rights certificate or submitting payment in the preemptive rights offering, please contact our preemptive rights agent at 1-800-777-3674 (toll free).

QUESTIONS AND ANSWERS RELATING TO THE WARRANTS

        The following are examples of what we anticipate will be common questions about the warrants. The answers are based on selected information included elsewhere in this prospectus supplement. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the warrants. This prospectus supplement contains more detailed descriptions of the terms and conditions of the warrants and provides additional information about us and our business, including potential risks related to the preemptive rights offering, the warrants, our Class A common stock and our business.

What are the warrants?

        Each warrant is exercisable by the holder for the purchase of one share of our Class A common stock at an exercise price of $6.35. The warrants are exercisable, in whole or in part by the holder of the warrant, at any time or from time to time after we issue the warrants, but in no event later than 5:00 p.m., New York City time, January 15, 2015.

        The warrants will be our contractual obligations. The warrants will not be secured by collateral and will rank equally with all of our other unsecured contractual obligations and our unsecured unsubordinated debt.

How do I exercise the warrants?

        Each warrant is exercisable, in whole or in part by the holder of the warrant, at any time or from time to time after issuance, but in no event later than 5:00 p.m., New York City time, January 15, 2015, by (i) surrendering it, at the office of the warrant agent designated for such purpose, or at the office of its successor as warrant agent, with the notice of exercise, as set forth in the warrant certificate, and (ii) paying in full, in lawful money of the United States, by certified check, cashier's check or bank draft payable to the order of the Company, drawn upon a United States bank, or postal, telegraphic or express money order payable to the order of the Company (or as otherwise agreed to by the Company), the exercise price for each full share of Class A common stock as to which the warrant is exercised and any and all applicable taxes due in connection with the exercise of the warrant, the exchange of the warrant for the Class A common stock, and the issuance of the Class A common stock. The warrant agent is Mellon Investor Services LLC, who is also our preemptive rights agent and an affiliate of our registrar and transfer agent.

        Certificates for shares of Class A common stock issued upon exercise of the warrants will be issued in such name or names as the holder of the warrant may designate and will be delivered to such person or persons as soon as practicable after the date on which the warrant is duly exercised.

        If you hold your warrants through a custodian bank, broker, dealer or other nominee, you should contact your nominee for instructions on how to exercise the warrants.

May I transfer the warrants and the shares of Class A common stock issued upon exercise of the warrants?

        Yes, both the warrants and the shares of Class A common stock obtained upon their exercise are transferable. Any transfer of warrants, however, must be made sufficiently in advance of the expiration date of the exercisability of the warrants to comply with applicable settlement procedures. The warrants will not be listed for trading on the New York Stock Exchange or any other stock exchange or market. Our Class A common stock is listed on the New York Stock Exchange under the ticker symbol "NYT."

Do the warrants contain anti-dilution adjustments?

        The exercise price and the number of shares of Class A common stock issuable on exercise of the warrants are subject to anti-dilution adjustments for stock splits, reclassifications, distributions to all holders of shares of our Class A common stock, extraordinary cash dividends, pro rata repurchases of Class A common stock, certain business combination transactions and certain issuances of Class A common stock (or securities convertible into or exercisable for Class A common stock) at a price (or having a conversion or exercise price) that is less than 95% of the market price of the Class A common stock on the last trading day preceding the pricing of the securities issuance.

Are there any risks associated with exercising the warrants?

        Yes, an investment in our Class A common stock is subject to risks. See the section titled "Risk Factors" in this prospectus supplement and the documents incorporated by reference in this prospectus supplement and accompanying prospectus for a discussion of some of the risks involved in investing in the warrants and our Class A common stock.

Will a holder of the warrants have the same rights as a holder of our Class A common stock?

        The purchase of a warrant does not entitle the holder of the warrant to any voting rights or other rights as a holder of our Class A common stock prior to the date of exercise.

Will the warrants be listed on a securities exchange?

        No, the warrants will not be listed for trading on the New York Stock Exchange or any other stock exchange or market and we do not expect a trading market for the warrants to develop, which may affect the value of your warrants upon any sale prior to exercise. Our Class A common stock is listed on the New York Stock Exchange under the ticker symbol "NYT."

What fees or charges apply if I exercise the warrants?

        We will not charge any fees or commissions for the exercise of warrants. However, if you choose to use a broker or financial advisor to exercise a warrant on your behalf, you will need to check with them to determine if any fees or commissions will be charged you their service. Each holder of the warrants is also responsible for payment of the exercise price for each share of Class A common stock as to which the warrant is exercised and any and all applicable taxes due in connection with the exercise of the warrants.

What are the material U.S. federal income tax consequences of exercising the warrants?

        A holder should not recognize income or loss for United States federal income tax purposes upon an exercise of the warrants. You should consult your tax advisor as to the particular consequences to you of the purchase of the warrants and any exercise of the warrants. For a detailed discussion, see "Certain U.S. Federal Income Tax Consequences."

Who should I contact if I have other questions regarding exercise of the warrants?

        If you have other questions regarding exercise of the warrants, please contact the warrant agent, Mellon Investor Services LLC, at 1-800-777-3674 (toll free).

 RISK FACTORS

        Your investment in the warrants and the shares of our Class A common stock issuable upon exercise of the warrants will involve a high degree of risk. For example, you may lose part or all of your initial investment and you should be prepared to sustain a total loss of the purchase price of your warrants. You should carefully consider the specific risks set forth under the caption "Risk Factors" in the documents incorporated by reference in this prospectus supplement and accompanying prospectus referred to in "Documents Incorporated By Reference" as well as the following discussion of risks before deciding whether an investment in the warrants and our Class A common stock is suitable for you.

Risks Relating to Ownership of the Warrants

         You will not be able to exercise the warrants offered hereby if we do not maintain the effectiveness of the registration statement and a current prospectus.

        If we do not maintain an effective registration statement and a current prospectus or comply with applicable state securities laws, you may not be able to exercise the warrants offered hereby. In order for you to be able to exercise the warrants, the shares of Class A common stock underlying the warrants must be covered by an effective registration statement and a current prospectus and be qualified for sale or exempt from qualification under the applicable securities laws of the state in which you reside. Although we cannot assure you that we will actually be able to do so, we will use our best efforts to maintain an effective registration statement and a current prospectus covering the shares of our Class A common stock underlying the warrants at all times until the expiration of the warrants.

         There can be no assurance that the trading price of our Class A common stock will exceed the exercise price of the warrants being sold in this offering.

        Each warrant will entitle the holders to purchase one share of our Class A common stock at an exercise price equal to $6.35 anytime after issuance until the warrants expire on January 15, 2015. There can be no assurance that the trading price of our Class A common stock will exceed the exercise price of the warrants. As a result, your warrants could expire and have no value.

         The warrants will not be listed for trading on any stock exchange, which may affect the value of your warrants.

        Although our Class A common stock is listed on the New York Stock Exchange, the warrants will not be listed for trading on the New York Stock Exchange or any other stock exchange or market and we do not expect a trading market for the warrants to develop, which may affect the value of your warrants upon any sale or transfer prior to exercise.

Risks Relating to Ownership of Our Class A Common Stock

         Future sales of a substantial number of our shares of Class A common stock in the public market or otherwise, including the shares of Class A common stock underlying the warrants issued to the investors, could adversely affect the trading price of our Class A common stock.

        Future sales of a substantial number of our shares of Class A common stock in the public market or otherwise, including the shares of Class A common stock underlying the warrants issued to the investors, or the perception that such sales could occur, could adversely affect the prevailing market price of our Class A common stock.

 FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain forward-looking statements that relate to future events or our future financial performance. We may also make forward-looking statements in our filings with the Securities and Exchange Commission, or SEC, and otherwise. We have tried, where possible, to identify such statements by using words such as "believe," "expect," "intend," "estimate," "anticipate," "will," "project," "plan" and similar expressions in connection with any discussion of future operating or financial performance. Any forward-looking statements are and will be based upon our then-current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

        By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in any forward-looking statements. You should bear this in mind as you consider forward-looking statements. Factors that, individually or in the aggregate, we think could cause our actual results to differ materially from expected and historical results include those described in the section titled "Risk Factors" in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and accompanying prospectus.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement under the Securities Act of 1933, as amended, relating to the securities offered by this prospectus supplement and the accompanying prospectus with the SEC. This prospectus supplement and the accompanying prospectus are a part of that registration statement, which includes additional information.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These SEC filings are also available to the public from the SEC's Web site at http://www.sec.gov.

DOCUMENTS INCORPORATED BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until the offerings under this prospectus supplement are completed:

    •
    Annual Report on Form 10-K for the fiscal year ended December 30, 2007, filed with the SEC on February 26, 2008;

    •
    Quarterly Report on Form 10-Q for the quarter ended March 30, 2008, filed with the SEC on May 7, 2008;

    •
    Quarterly Report on Form 10-Q for the quarter ended June 29, 2008, filed with the SEC on August 6, 2008;

    •
    Quarterly Report on Form 10-Q for the quarter ended September 28, 2008, filed with the SEC on November 7, 2008;

    •
    Current Reports on Form 8-K, filed with the SEC on February 12, 2008, March 17, 2008, September 8, 2008 and October 23, 2008 (as to Item 5.02 only), and amended Form 8-K, filed with the SEC on December 2, 2008; and

    •
    The description of our Class A common stock contained in our Registration Statement on Form 10 filed under Section 12 of the Exchange Act on April 28, 1967, including any amendment or report filed for the purpose of updating such description.

        Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules. Any statement made in a document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequently filed document that also is incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement made in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed document that is incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

        You may request a copy of our filings, at no cost, by writing or telephoning us at the following address:

The New York Times Company
620 Eighth Avenue
New York, NY 10018
(212) 556-1234
 http://www.nytco.com
Attn: Office of the Secretary

 THE TRANSACTION

        On January 19, 2009, we entered into a securities purchase agreement with Inmobiliaria Carso, S.A. de C.V. and Banco Inbursa S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa, who we refer to as the investors, in which we agreed to issue to the investors for an aggregate purchase price of $250,000,000 (i) $250,000,000 aggregate principal amount of our 14.053% Senior Unsecured Notes due 2015, referred to as the notes, and (ii) detachable warrants to purchase, as of the date of this prospectus supplement, 15,900,000 shares of our Class A common stock. The notes will bear an annual interest rate of 14.053%, which will be paid semi-annually, 3% of which may, at our election, be paid in cash or paid-in-kind. The issuance of the notes and the warrants to the investors is sometimes collectively referred to as the "transaction." Each warrant is exercisable by the holder for the purchase of one share of our Class A common stock at an exercise price of $6.3572. The warrants are exercisable, in whole or in part by the holder of the warrant, at any time or from time to time after we issue the warrant, but in no event later than 5:00 p.m., New York City time, January 15, 2015. The transaction is described in detail in our Current Report on Form 8-K to be filed with the SEC and incorporated by reference herein.

USE OF PROCEEDS

        Assuming all preemptive rights in the preemptive rights offering are exercised, we estimate that the net proceeds to us from the sale of the warrants offered in the preemptive rights offering, after deducting estimated offering expenses, will be less than $5,000. Any net proceeds will be used by us for general corporate purposes.

        Assuming all preemptive rights in the preemptive rights offering are exercised, and all of the warrants purchased in the preemptive rights offering are exercised for shares of Class A common stock, we estimate that the net proceeds to us from the exercise of warrants, after deducting estimated offering expenses, will be approximately $50,000, which will be used by us for general corporate purposes.

 MARKET INFORMATION

        Our Class A common stock is listed on the New York Stock Exchange under the ticker symbol "NYT."

        Our Class B common stock is unlisted and is not actively traded.

        The warrants will not be listed for trading on the New York Stock Exchange or any other stock exchange or market.

        The number of security holders of record as of January 12, 2009 was as follows: Class A common stock: 7,614; Class B common stock: 30.

        Both classes of our common stock participate equally in our quarterly dividends. In 2008, dividends were paid in the amount of $.23 per share in March, June and September. In addition, on November 20, 2008, we announced that we will pay a dividend of $.06 per share in December 2008. In 2007, dividends were paid in the amount of $.175 in March and in the amount of $.23 per share in June, September and December. In 2006, dividends were paid in the amount of $.165 per share in March and in the amount of $.175 per share in June, September and December. Our board of directors considers the appropriate level of future dividends on an ongoing basis in light of our earnings, capital requirements, financial condition, restrictions in any existing indebtedness and other factors considered relevant by our board of directors.

        The following table sets forth, for the periods indicated, the closing high and low sales prices for our Class A common stock as reported on the New York Stock Exchange.

	2009*		2008		2007
Quarters	High	Low	High	Low	High	Low
First Quarter	$7.70	$5.91	$21.07	$14.48	$26.40	$22.90
Second Quarter			20.88	15.60	26.55	23.40
Third Quarter			15.64	12.16	24.83	19.22
Fourth Quarter			14.82	5.34	20.65	16.45

*
Through January 20, 2009.

 CAPITALIZATION

        The following table sets forth our consolidated capitalization at September 28, 2008:

    •
    on an actual basis; and

    •
    on an "as adjusted" basis after giving effect to

    •
    the issuance to the investors of (i) $250,000,000 aggregate principal amount of our 14.053% Senior Unsecured Notes due 2015 and (ii) detachable warrants to purchase, as of the date of this prospectus supplement, 15,900,000 shares of our Class A common stock and the application of the net proceeds to repay existing debt; and

    •
    the issuance of 8,917 warrants in connection with this preemptive rights offering, net of estimated offering expenses.

        Information contained in the "As Adjusted" column is based on our preliminary allocation of the aggregate purchase price of the notes and warrants. This allocation is not final and may change.

        This information should be read in conjunction with the financial information included elsewhere in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference, including our historical financial statements and related notes.

	At September 28, 2008 (unaudited)
In thousands of U.S. Dollars	Actual	As Adjusted
Liabilities:
Total current liabilities	$949,106	$949,106
Total other liabilities	1,468,192	1,454,511

Total liabilities	2,417,298	2,403,617

Minority Interest	7,325	7,325
Stockholders' equity:
Common stock of $.10 par value:
Class A—authorized 300,000,000 shares; issued: 148,057,158 (including treasury shares: 5,091,299)	14,806	14,806
Class B—convertible—authorized and issued shares: 825,634	83	83
Additional paid-in capital	22,484	43,665
Retained Earnings	975,989	975,989
Common stock held in treasury, at cost	(160,178)	(160,178)
Total accumulated other comprehensive loss, net of income taxes	(56,112)	(56,112)

Total stockholders' equity	797,072	818,253

Total capitalization	$3,221,695	$3,229,195

THE PREEMPTIVE RIGHTS OFFERING

The Preemptive Rights

        Our certificate of incorporation gives the holders of Class B common stock the right to purchase securities in certain circumstances to offset the dilution that will occur upon our issuance of securities or warrants to purchase securities. In the case of the issuance of the warrants to the investors, the preemptive right gives the holders of our Class B common stock the opportunity to purchase, for each share of our Class B common stock owned as of 5:00 p.m., New York City time, on January 16, 2009, 0.1112 warrants at a price of $1.33 per warrant, to purchase a like number of shares of Class A common stock at a price of $6.35.

        Our Class B common stock is principally held by descendants of Adolph S. Ochs, who purchased The New York Times in 1896. A family trust holds approximately 89% of our shares of Class B common stock. The family trust and the individual trustees of the family trust have waived any preemptive rights that were triggered by the agreement to issue the warrants to the investors. Accordingly, an aggregate of 8,917 warrants and a like number of shares of our Class A common stock issuable upon exercise of the warrants are being offered by this prospectus supplement to the holders of an aggregate of 80,184 shares of Class B common stock for an aggregate purchase price of $11,860.

        Preemptive Right.    The preemptive right is subject to the delivery of the required documents and payment of the purchase price of $1.33 per warrant, prior to the expiration of the preemptive rights offering. The number of warrants that may be purchased appears on each Class B stockholders' preemptive rights certificate. Holders of our Class B common stock may exercise all or a portion of their preemptive rights, or they may choose not to exercise any of their preemptive rights.

        Fractional warrants resulting from the exercise of your preemptive right will be eliminated by rounding down to the nearest whole warrant, with the total payment being adjusted accordingly. Any excess payments received by the preemptive rights agent will be returned, without interest, as soon as practicable following the expiration of the preemptive rights offering.

        We will deliver certificates representing the warrants or credit your account at your record holder with warrants purchased pursuant to the preemptive right as soon as practicable after the preemptive rights offering has expired.

Reasons for the Preemptive Rights Offering

        The issuance of the warrants to the investors will trigger the preemptive rights of the holders of our Class B common stock pursuant to our certificate of incorporation and the New York Business Corporation Law.

Limit on How Many Warrants You May Purchase in the Preemptive Rights Offering

        The number of warrants you may purchase in the preemptive rights offering is limited by the number of shares of our Class B common stock you held on January 16, 2009, the record date.

Method of Exercising Preemptive Rights

        The exercise of preemptive rights is irrevocable and may not be canceled or modified. You may exercise your preemptive rights as follows:

        Exercise by Registered Holders.    If you hold a stock certificate representing shares of our Class B common stock, the number of warrants that you may purchase pursuant to your preemptive rights is indicated on the enclosed preemptive rights certificate. You may exercise your preemptive rights by properly completing and executing the preemptive rights certificate and forwarding it, together with your full payment, to the preemptive rights agent at the address set forth below under "—Preemptive Rights Agent," to be received prior to 5:00 p.m., New York City time, on February 9, 2009.

        Exercise by Beneficial Owners.    If you are a beneficial owner of shares of our Class B common stock that are registered in the name of a broker, custodian bank or other nominee, you will not receive a preemptive rights certificate. Instead, the DTC will issue one preemptive right to the nominee record holder for each share of our Class B common stock that you own at the record date. If you are not contacted by your nominee, you should promptly contact your nominee in order to purchase the warrants in the preemptive rights offering.

Payment Method

        As described in the preemptive rights certificate, payments submitted to the preemptive rights agent must be made in full United States currency by:

    •
    certified or cashier's check, personal check or bank draft payable to our preemptive rights agent, drawn upon a United States bank;

    •
    postal, telegraphic or express money order payable to our preemptive rights agent; or

    •
    wire transfer of immediately available funds to accounts maintained by our preemptive rights agent.

        We will not honor payment received after the expiration date of the preemptive rights offering, and the preemptive rights agent will return your payment to you, without interest or deduction, as soon as practicable. Personal checks which do not clear prior to the expiration date will not be considered payment for preemptive rights. The preemptive rights agent will be deemed to receive payment upon:

    •
    receipt by the preemptive rights agent of any certified check or bank draft, drawn upon a United States bank;

    •
    clearance of any uncertified check deposited by the preemptive rights agent;

    •
    receipt by the preemptive rights agent of any postal, telegraphic or express money order; or

    •
    receipt of collected funds in the preemptive rights agent's account.

        If you elect to exercise your preemptive rights, we urge you to consider using a certified or cashier's check, money order or wire transfer of funds to ensure that the preemptive rights agent receives your funds prior to the expiration of the preemptive rights offering. If you send an uncertified check, payment will not be deemed to have been received by the preemptive rights agent until the check has cleared. If you send a certified check or bank draft, drawn upon a United States bank, a postal, telegraphic or express money order or wire or transfer funds directly to the preemptive rights agent's account, payment will be deemed to have been received by the preemptive rights agent immediately upon receipt of such instruments and wire or transfer.

        Any personal check used to pay for warrants must clear the appropriate financial institutions prior to 5:00 p.m., New York City time, on February 9, 2009, which is the expiration of the preemptive rights offering. The clearinghouse may require five or more business days. Accordingly, holders that wish to pay for the warrants by means of an uncertified personal check are urged to make payment sufficiently in advance of the expiration of the preemptive rights offering to ensure such payment is received and clears by such date.

        You should read and follow the instructions accompanying the preemptive rights certificate carefully and strictly follow it. As described in the instructions accompanying the preemptive rights certificate, in certain cases additional documentation or signature guarantees may be required. We will not consider your payment received until the preemptive rights agent has received delivery of a properly completed and duly executed preemptive rights certificate and payment of the full amount.

        The method of delivery of payments to the preemptive rights agent will be at the risk of the holders of preemptive rights. If sent by mail, we recommend that you send those documents and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the preemptive rights agent. Do not send or deliver these materials to The New York Times Company.

Medallion Guarantee May Be Required

        Your signature on your preemptive rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the preemptive rights agent, unless:

    •
    you provide on the preemptive rights certificate that warrants are to be delivered to you as record holder of those preemptive rights; or

    •
    you are an eligible institution.

Missing or Incomplete Information

        If you hold your shares of Class B common stock in the name of a custodian bank, broker, dealer or other nominee, the nominee will exercise the preemptive rights on your behalf in accordance with your instructions. Your nominee may establish a deadline that may be before the 5:00 p.m., New York City time, February 9, 2009, expiration date that we have established for the preemptive rights offering. If you send a payment that is insufficient to purchase the number of warrants you requested, or if the number of warrants you requested is not specified in the forms, the payment received will be applied to exercise your preemptive rights to the fullest extent possible based on the amount of the payment received, subject to the elimination of fractional warrants. Any excess payments received by the preemptive rights agent will be returned, without interest, as soon as practicable following the expiration of the preemptive rights offering.

Expiration Date and Cancellation Rights

        The preemptive rights period, during which you may exercise your preemptive rights, expires at 5:00 p.m., New York City time, on February 9, 2009, which is the expiration of the preemptive rights offering. If you do not exercise your preemptive rights prior to that time, your preemptive rights will expire and will no longer be exercisable. We will not be required to issue warrants to you if the preemptive rights agent receives your preemptive rights certificate or your payment after that time. We have the option to extend the preemptive rights offering without notice to you, although we do not presently intend to do so. We may extend the expiration of the preemptive rights offering by giving oral or written notice to the preemptive rights agent prior to the expiration of the preemptive rights offering. If we elect to extend the expiration of the preemptive rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., New York City time, on the next business day after the most recently announced expiration of the preemptive rights offering.

        If you hold your shares of Class B common stock in the name of a custodian bank, broker, dealer or other nominee, the nominee will exercise the preemptive rights on your behalf in accordance with your instructions. The nominee may establish a deadline that may be before the 5:00 p.m., New York City time, February 9, 2009, expiration date that we have established for the preemptive rights offering.

        We may cancel the preemptive rights offering in certain situations, including if for any reason the warrants are not issued to the investors in the transaction. If we cancel the preemptive rights offering, we will issue a press release notifying stockholders of the cancellation and all payments received by the preemptive rights agent will be returned, without interest or deduction, as soon as practicable.

Preemptive Rights Agent

        The preemptive rights agent for this offering is Mellon Investor Services LLC, who is an affiliate of our registrar and transfer agent. The address to which preemptive rights certificates and payments, other than wire transfers, should be mailed or delivered is provided below. If sent by mail, we recommend that you send documents and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the preemptive rights agent. Do not send or deliver these materials to The New York Times Company.

By Mail: Attn: Corporate Actions P.O. Box 3301 South Hackensack, NJ 07660	By Hand or Overnight Courier: Attn: Corporate Actions 480 Washington Blvd, 27th FL Jersey City, NJ 07310

        If you deliver preemptive rights documents, including the preemptive rights certificates, or notices of guaranteed deliver in a manner different than that described in this prospectus supplement, we may not honor the exercise of your preemptive rights.

        If you have any questions regarding completing a preemptive rights certificate or submitting payment in the preemptive rights offering, please call our preemptive rights agent at 1-800-777-3674 (toll free), Monday through Friday, between 8:00 a.m. and 7:00 p.m., New York City time. Our preemptive rights agent is not available to answer questions on weekends or bank holidays.

        Any questions or requests regarding The New York Times Company or the preemptive rights offering may be directed to The New York Times Company, Office of the Secretary at (212) 556-1234, Monday through Friday, between 10:00 a.m. and 5:00 p.m., New York City time.

Fees and Expenses

        We will pay the fees and expenses of the preemptive rights agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the preemptive rights.

No Fractional Warrants

        All warrants will be sold at a purchase price of $1.33 per warrant. We will not issue fractional warrants. Fractional warrants resulting from the exercise of the preemptive rights will be eliminated by rounding down to the nearest whole share. Any excess payments received by the preemptive rights agent will be returned, without interest, as soon as practicable.

Notice to Nominees

        If you are a broker, custodian bank or other nominee holder that holds shares of our Class B common stock for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee of the preemptive rights offering as soon as possible to learn their intentions with respect to exercising their preemptive rights. You should obtain instructions from the beneficial owners of our Class B common stock. If a registered holder of our Class B common stock so instructs, you should complete the preemptive rights certificate and submit it to the preemptive rights agent with the proper payment by the expiration date. You may exercise the number of preemptive rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our Class B common stock on the record date, provided that you, as a nominee record holder, make a proper showing to the preemptive rights agent by submitting the form entitled "Nominee Holder Certification," which is provided with your preemptive rights offering materials. If you did not receive this form, you should contact the preemptive rights agent to request a copy.

Beneficial Owners

        If you are a beneficial owner of shares of our Class B common stock and hold your preemptive rights through a broker, custodian bank or other nominee, we will ask your nominee to notify you of the preemptive rights offering. If you wish to exercise your preemptive rights, you will need to have your nominee act for you, as described above. To indicate your decision with respect to your preemptive rights, you should follow the instructions of your nominee. If you wish instead to obtain a separate preemptive rights certificate, you should contact your nominee as soon as possible and request that a preemptive rights certificate be issued to you. You should contact your nominee if you do not receive notice of the preemptive rights offering, but you believe you are entitled to participate in the preemptive rights offering. We are not responsible if you do not receive the notice by mail or otherwise from your nominee or if you receive notice without sufficient time to respond to your nominee by the deadline established by your nominee, which may be before the 5:00 p.m., New York City time, February 9, 2009, expiration date.

Non-Transferability of Preemptive Rights

        Your preemptive rights have not been registered and are non-transferable and, therefore, you may not sell, transfer or assign your preemptive rights to anyone. The preemptive rights will not be listed for trading on the New York Stock Exchange or any other stock exchange or market. The warrants will not be listed for trading on the New York Stock Exchange or any other stock exchange or market. The shares of our Class A common stock issuable upon exercise of the warrants will be listed on the New York Stock Exchange.

Validity of the Exercise of Preemptive Rights

        We will resolve all questions regarding the validity and form of the exercise of your preemptive rights, including time of receipt and eligibility to participate in the preemptive rights offering. Our determination will be final and binding. Once your preemptive rights are exercised, they are irrevocable, and we will not accept any alternative, conditional or contingent instructions or directions. We reserve the absolute right to reject any instructions or directions in connection with the exercise of the preemptive rights not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your exercise of preemptive rights before the preemptive rights period expires, unless waived by us in our sole discretion. Neither we nor the preemptive rights agent shall be under any duty to notify you or your representative of defects in your exercise of preemptive rights. An exercise of preemptive rights will be considered accepted, subject to our right to withdraw or terminate the preemptive rights offering, only when a properly completed and duly executed preemptive rights certificate and any other required documents and the full payment have been received by the preemptive rights agent. Our interpretations of the terms and conditions of the preemptive rights offering will be final and binding.

Escrow Arrangements; Return of Funds

        The preemptive rights agent will hold funds received in payment for the warrants in a segregated account pending completion of the preemptive rights offering. The preemptive rights agent will hold this money in escrow until the preemptive rights offering is completed or is withdrawn or terminated. If the preemptive rights offering is canceled for any reason, all payments received by the preemptive rights agent will be returned, without interest or deduction, as soon as practicable.

Stockholder Rights

        You will have no rights as a holder of the warrants you purchase in the preemptive rights offering until certificates representing the warrants are issued to you, or your account at your nominee is credited with the warrants purchased in the preemptive rights offering.

No Revocation or Change

        Once you submit the preemptive rights certificate or have instructed your nominee of your request to exercise your preemptive rights, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of preemptive rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your preemptive rights unless you are certain that you wish to purchase the warrants at the offered price.

Certain U.S. Federal Income Tax Consequences of Exercising the Preemptive Rights

        A holder should not recognize income or loss for United States federal income tax purposes in connection with the receipt or exercise of preemptive rights in the preemptive rights offering. You should consult your tax advisor as to the particular consequences to you of the preemptive rights offering. For a detailed discussion, see "Certain U.S. Federal Income Tax Consequences."

No Recommendation to Rights Holders

        Our board of directors is making no recommendation regarding your exercise of the preemptive rights. Class B stockholders who exercise the preemptive rights and warrants risk investment loss on new money invested. Each warrant will entitle the holders to purchase one share of our Class A common stock at an exercise price equal to $6.35 anytime after issuance until the warrants expire on January 15, 2015. There can be no assurance that the trading price of our Class A common stock will exceed the exercise price of the warrants. As a result, your warrants could expire and have no value. You are urged to make your decision based on your own assessment of our business and financial condition, our prospects for the future, the terms of the preemptive rights offering and the information contained in, or incorporated by reference into, this prospectus supplement. See the section titled "Risk Factors" in this prospectus supplement and in documents incorporated by reference in this prospectus supplement and accompanying prospectus for a discussion of some of the risks involved in investing in the warrants and our Class A common stock.

 DESCRIPTION OF THE WARRANTS

        This prospectus supplement relates to the issuance of 8,917 warrants to purchase a like number of shares of our Class A common stock. Each warrant will entitle the holders to purchase one share of our Class A common stock at an exercise price equal to $6.35 anytime after issuance until the warrants expire on January 15, 2015. The shares of our Class A common stock underlying the warrants, when issued upon exercise of the warrants, will be fully paid and nonassessable, and we will pay any transfer tax incurred as a result of the issuance of the underlying Class A common stock except for any tax payable in respect of any transfer in a name other than the holders.

        The warrants will be issued under a warrant agreement between us and Mellon Investor Services LLC, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. We will file a copy of the warrant agreement as an exhibit to our Current Report on Form 8-K to be filed with the SEC, and such agreement is incorporated by reference herein. The material terms of the warrants are as follows:

    •
    an aggregate of 8,917 warrants and 8,917 shares of our Class A common stock issuable upon exercise of the warrants are being offered to the holders of an aggregate of 80,184 shares of Class B common stock;

    •
    the offering price of each warrant is $1.33;

    •
    each warrant is exercisable for one share of our Class A common stock at an initial exercise price of $6.35 per share, subject to adjustment upon certain events;

    •
    the warrants are exercisable at the holder's option at any time and from time to time after issuance, until 5:00 p.m., New York City time, on January 15, 2015;

    •
    the warrants will not be listed on any securities exchange or included in any automated quotation system; therefore, there is no public market for the warrants, and we do not expect that any such market will develop; and

    •
    the Company has no right to redeem the warrants.

Procedure for Exercise of the Warrants

        Each warrant is exercisable, in whole or in part by the holder of the warrant, at any time or from time to time after we issue the warrants, but in no event later than 5:00 p.m., New York City time, January 15, 2015, by (i) surrendering it, at the office of the warrant agent designated for such purpose, or at the office of its successor as warrant agent, with the notice of exercise, as set forth in the warrant certificate, and (ii) paying in full, in lawful money of the United States, by certified check, cashier's check or bank draft payable to the order of the Company, drawn upon a United States bank, or postal, telegraphic or express money order payable to the order of the Company (or as otherwise agreed to by the Company), the exercise price for each full share of Class A common stock as to which the warrant is exercised and any and all applicable taxes due in connection with the exercise of the warrant, the exchange of the warrant for the Class A common stock, and the issuance of the Class A common stock.

        Certificates for shares of Class A common stock issued upon exercise of the warrants will be issued in such name or names as the holder of the warrant may designate and will be delivered to such person or persons as soon as practicable after the date on which the warrant is duly exercised.

        If you hold your warrants through a custodian bank, broker, dealer or other nominee, you should contact your nominee for instructions on how to exercise the warrants.

        Notwithstanding the foregoing, we will not be obligated to deliver any securities pursuant to the exercise of a warrant unless (i) a registration statement under the Securities Act with respect to the

Class A common stock issuable upon exercise is effective, or (ii) in the opinion of counsel to the Company, the exercise of the warrants is exempt from the registration requirements of the Securities Act and such securities are qualified for sale or exempt from qualification under applicable securities laws of the states or other jurisdictions in which the registered holders reside. Warrants may not be exercised by, or securities issued to, any registered holder in any state in which such exercise or issuance would be unlawful. In no event will we "net cash settle" any warrant.

Anti-Dilution Adjustments

        The exercise price and the number of shares of Class A common stock issuable on exercise of the warrants are subject to anti-dilution adjustments from time to time as described below.

        Stock Splits, Subdivisions, Reclassifications or Combinations.    If we (i) declare and pay a dividend or make a distribution on our Class A common stock in shares of Class A common stock, (ii) subdivide or reclassify the outstanding shares of Class A common stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Class A common stock into a smaller number of shares, the number of shares of Class A common stock issuable upon exercise of the warrants at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification will be proportionately adjusted so that the holder of the warrants after such date will be entitled to purchase the number of shares of Class A common stock which such holder would have owned or been entitled to receive in respect of the shares of Class A common stock subject to the warrants after such date had the warrants been exercised immediately prior to such date. In such event, the exercise price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification will be adjusted to the number obtained by dividing (x) the product of (1) the number of shares of Class A common stock issuable upon the exercise of the warrants before such adjustment and (2) the exercise price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of shares of Class A common stock issuable upon exercise of the warrant determined pursuant to the immediately preceding sentence.

        Certain Issuances of Shares of Class A Common Stock or Convertible Securities.    If we issue shares of Class A common stock (or rights or warrants or other securities exercisable or convertible into or exchangeable (collectively, a "conversion") for shares of Class A common stock (collectively, "convertible securities")) (other than in "permitted transactions," as described below, or a transaction described above under "Stock Splits, Subdivisions, Reclassifications or Combinations") without consideration or at a consideration per share (or having a conversion price per share) that is less than 95% of the market price on the last trading day preceding the date of the agreement on pricing such shares (or such convertible securities) then, in such event:

    •
    the number of shares of Class A common stock issuable upon the exercise of the warrants immediately prior to the date of the agreement on pricing of such shares (or of such convertible securities) (the "initial number") will be increased to the number obtained by multiplying the initial number by a fraction (i) the numerator of which will be the sum of (x) the number of shares of our Class A common stock of outstanding on such date and (y) the number of additional shares of Class A common stock issued (or into which convertible securities may be exercised or converted) and (ii) the denominator of which will be the sum of (1) the number of shares of Class A common stock outstanding on such date and (2) the number of shares of Class A common stock which the aggregate consideration receivable by us for the total number of shares of Class A common stock so issued (or into which convertible securities may be exercised or convert) would purchase at the market price on the last trading day preceding the date of the agreement on pricing such shares (or such convertible securities); and

    •
    the exercise price payable upon exercise of the warrant will be adjusted by multiplying such exercise price in effect immediately prior to the date of the agreement on pricing of such shares (or of such convertible securities) by a fraction, the numerator of which will be the number of shares of Class A common stock issuable upon exercise of the warrants prior to such date and the denominator of which will be the number of shares of Class A common stock issuable upon exercise of the warrants immediately after the adjustment described in the preceding bullet point.

        For purposes of the foregoing, the aggregate consideration receivable by us in connection with the issuance of such shares of Class A common stock or convertible securities will be deemed to be equal to the sum of the net offering price (after deduction of any related expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such convertible securities into shares of Class A common stock.

        "Permitted transactions" will include issuances (i) in connection with matching grants of Class A common stock pursuant to our Supplemental Retirement and Investment Plan, (ii) in connection with our Employee Stock Purchase Plan, (iii) in connection with stock options and restricted stock units granted prior to January 21, 2009, (iv) in connection with stock options, restricted stock units or shares of our Class A common stock issued after January 21, 2009, pursuant to employee, director or independent contractor/consulting plans, agreements or arrangements and other compensation related arrangements approved by our board of directors, its compensation committee or our management acting under authority delegated by our board of directors or its compensation committee, up to 2,000,000 "share equivalents" per year commencing on January 21, 2009 and accruing annually with unused amounts carried forward (each stock option constitutes one-third of a "share equivalent" and each restricted stock unit, grant of Class A common stock and other employee equity or equity-based compensation settled in shares of Class A common stock (other than those described in clauses (i) and (ii) above) constitute one "share equivalent"), (v) in connection with registered open market sales of Class A common stock at prevailing market prices, (vi) upon the exercise or conversion of convertible securities for which an adjustment has been made or had not been required to be made, and (vii) upon conversion of shares of our Class B common stock into shares of Class A common stock without the payment of consideration. Any adjustment made pursuant to this section will become effective immediately upon the date of such issuance.

        Other Distributions.    In case we fix a record date for the making of a distribution to all holders of shares of our Class A common stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding ordinary cash dividends), dividends of our Class A common stock and other dividends or distributions referred to above under "Stock Splits, Subdivisions, Reclassifications or Combinations"), in each such case, the exercise price in effect prior to such record date will be reduced immediately thereafter to the price determined by multiplying the exercise price in effect immediately prior to the reduction by the quotient of (i) the market price of the Class A common stock on the last trading day preceding the first date on which the Class A common stock trades regular way on the New York Stock Exchange without the right to receive such distribution, minus the amount of cash or the fair market value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of Class A common stock, or the "per share fair market value," divided by (ii) such market price on such date specified in clause (i); such adjustment will be made successively whenever such a record date is fixed. In such event, the number of shares of Class A common stock issuable upon the exercise of the warrants will be increased to the number obtained by dividing (x) the product of (1) the number of shares issuable upon the exercise of the warrants before such adjustment, and (2) the exercise price in effect immediately prior to the distribution giving rise to this adjustment by (y) the new exercise price determined in accordance with the immediately preceding sentence. In the case of adjustment for a cash dividend that is, or is coincident with, a regular quarterly dividend, both the per share fair market value and the market price specified in clause (i) would be reduced by the per share amount of the portion of the cash dividend that would constitute an ordinary cash dividend. In the event that such distribution is not made, the exercise price and the number of shares of Class A common stock issuable upon exercise of the warrants then in effect will be readjusted, effective as of the date when our board of directors determines not to distribute such shares, evidences of indebtedness, assets, rights, cash or warrants, as the case may be, to the exercise price that would then be in effect and the number of shares that would then be issuable upon exercise of the warrants if such record date had not been fixed.

        Ordinary Cash Dividends.    "Ordinary Cash Dividends" is defined as a regular quarterly cash dividend on shares of our common stock out of surplus or net profits legally available, provided that "ordinary cash dividends" will not include any cash dividends paid before December 28, 2008 to the extent the aggregate dividend paid on all common stock in any quarter exceeds the greater of (1) the aggregate dividend that would be paid on all common stock in that quarter at a rate of $0.06 per share or (2) (i) 80% of accumulated earnings since December 29, 2008 less (ii) the amount of aggregate dividends on common stock and on all preferred stock of ours that is classified as equity under generally accepted accounting principles paid since December 29, 2008, provided, however, that if in any year the amount of our capital expenditures exceeds the amount of our depreciation, then the calculation for such year of accumulated earnings shall be determined by deducting the amount of such capital expenditures rather than the amount of depreciation.

        Certain Repurchases of Class A Common Stock.    In case we effect a pro rata repurchase of Class A common stock, then the exercise price will be adjusted to the price determined by multiplying the exercise price in effect immediately prior to the effective date of such pro rata repurchase by a fraction of which the numerator will be (i) the product of (x) the number of shares of Class A common stock outstanding immediately before such pro rata repurchase and (y) the market price of a share of Class A common stock on the trading day immediately preceding the first public announcement we or any of our affiliates make of our intent to effect such pro rata repurchase, minus (ii) the aggregate purchase price of the pro rata repurchase, and of which the denominator will be the product of (1) the number of shares of Class A common stock outstanding immediately prior to such pro rata repurchase minus the number of shares of Class A common stock so repurchased and (2) the market price per share of Class A common stock on the trading day immediately preceding the first public announcement we or any of our affiliates make of our intent to effect such pro rata repurchase. In such event, the number of shares of Class A common stock issuable upon the exercise of the warrants will be adjusted to the number obtained by dividing (A) the product of (I) the number of shares of Class A common stock issuable upon the exercise of the warrants before such adjustment, and (II) the exercise price in effect immediately prior to the pro rata repurchase giving rise to this adjustment by (B) the new exercise price determined in accordance with the immediately preceding sentence.

        Business Combinations.    In case of any merger, consolidation, statutory share exchange or similar transaction that requires the approval of our stockholders, referred to as a "business combination," or reclassification of Class A common stock (other than a reclassification of Class A common stock referred to above under "Stock Splits, Subdivisions, Reclassifications or Combinations"), the holder's right to receive shares of Class A common stock upon exercise of the warrants will be converted into the right to exercise the warrants to acquire the number of shares of stock or other securities or property (including cash) which the Class A common stock issuable (at the time of such business combination or reclassification) upon exercise of the warrants immediately prior to such business combination or reclassification would have been entitled to receive upon consummation of such business combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holder of the warrants will be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the holder's right to exercise the warrants in exchange for any shares of stock or other securities or property pursuant to this paragraph. In determining the kind and amount of stock, securities or the property receivable upon exercise of the warrants following the consummation of such business combination, if the holders of Class A common stock have the right to elect the kind or amount of consideration receivable upon consummation of such business combination, then, if practicable, we will provide for the holder of the warrants to have the right to make a similar election (including, without limitation, being subject to similar proration constraints) upon exercise of the warrants with respect to the number of shares of stock or other securities or property which the holder of the warrants will receive upon exercise of the warrants. If it is not practicable for us to provide such right to the holder of the warrants or if the holder of the warrants fails to make a timely election, the kind and amount of stock, securities or property receivable upon exercise of the warrants following the consummation of such business combination will be the equivalent, as nearly as may reasonably be, to that received by holders of Class A common stock who fail to make a timely election.

Stockholder Rights

        The purchase of a warrant does not entitle the holder of the warrant to any voting rights or other rights as our stockholder prior to the date of exercise.

Warrant Agent

        The warrant agent is Mellon Investor Services LLC, who is also our preemptive rights agent and an affiliate of our registrar and transfer agent.

Amendment

        The warrant agreement may be amended and the observance of any term of the warrant agreement may be waived only with both our written consent and the consent of the holders of a majority of the outstanding warrants.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a discussion of certain U.S. federal income tax consequences, as of the date of this prospectus supplement, to U.S. holders (as defined below) of the receipt, exercise, and expiration of preemptive rights received by them in the preemptive rights offering, and of the receipt, exercise, sale, and expiration of warrants that are acquired by U.S. holders that exercise their preemptive rights. The discussion is based on the Internal Revenue Code of 1986, as amended from time to time, including the corresponding provisions of any successor law, or the Code, Treasury regulations promulgated thereunder, published administrative rulings and judicial decisions in effect as of the date hereof, all of which are subject to change or differing interpretation, possibly with retroactive effect. However, the discussions do not address all of the tax consequences that may be relevant to you if you are subject to special treatment under U.S. federal income tax laws, if you do not hold your preemptive rights, any warrants you acquire upon an exercise of your preemptive rights, or shares of Class A common stock you acquire upon an exercise of the warrants, as capital assets, or if you did not acquire your preemptive rights from The New York Times Company. We have not requested a ruling from the Internal Revenue Service, or the IRS, with respect to any federal tax consequence. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. For purposes of this discussion, a "U.S. holder" is a beneficial owner of shares of Class B common stock who holds such shares as a "capital asset" for U.S. federal income tax purposes (generally property held for investment) and is for U.S. federal income tax purposes:

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    an individual who is a citizen or resident of the United States (including certain former citizens and former long-term residents);

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    a corporation, or other entity taxable as a corporation for U.S. federal tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

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    an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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    a trust (i) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in section 7701(a)(30) of the Code or (ii) that was in existence as of August 20, 1996 and that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

        This discussion does not describe all of the tax consequences that may be relevant to a U.S. holder in light of such U.S. holder's particular circumstances. For example, this discussion does not address:

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    tax consequences to U.S. holders who may be subject to special tax treatment, such as dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, financial institutions, partnerships or other pass-through entities for U.S. federal income tax purposes (or investors in such entities), regulated investment companies, expatriates, real estate investment trusts, tax-exempt entities, insurance companies, individual retirement accounts or other tax-deferred account, or retirement plans;

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    tax consequences to persons holding shares of our Class B common stock, the preemptive rights, warrants acquired upon an exercise of the preemptive rights, or shares of Class A common stock acquired upon an exercise of the warrants, as part of a hedging, constructive sale or conversion, straddle or other risk reducing transaction;

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    tax consequences to U.S. holders whose "functional currency" is not the U.S. dollar;

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    the U.S. federal estate, gift or alternative minimum tax consequences, if any, to U.S. holders; or

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    any state, local, or foreign tax consequences.

        If a partnership or other entity classified as a partnership for U.S. federal tax purposes holds shares of our common stock, the tax treatment of a partner of such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares of our Class B common stock, you should consult your own tax advisors concerning the tax treatment of the receipt, exercise and expiration of the preemptive rights, and the receipt, exercise, sale, and expiration of warrants that are acquired upon an exercise of the preemptive rights.

        This discussion is based upon the provisions of the Code, its legislative history, Treasury regulations promulgated thereunder, published rulings and judicial decisions as of the date of this prospectus. The foregoing authorities are subject to change or differing interpretations at any time with possible retroactive effect.

        We intend to treat the distribution of preemptive rights pursuant to the preemptive rights offering as a non-taxable transaction for United States federal income tax purposes. However, there can be no assurance that the IRS will take a similar view or would agree with the tax consequences described below. No advance tax ruling has been sought or obtained from the IRS regarding the U.S. federal income tax consequences described below. If the IRS contests a conclusion set forth herein, no assurance can be given that a U.S. holder would ultimately prevail in a final determination by a court.

        If the IRS were to take a contrary position with respect to this matter, by deeming the distribution of preemptive rights to constitute a taxable distribution, a person receiving a preemptive right would recognize a dividend, taxable as ordinary income, in an amount equal to the fair market value of the preemptive right received, but only to the extent of the current and accumulated earnings and profits of The New York Times Company, if any. To the extent that the deemed distribution exceeds current and accumulated earnings and profits, any excess would first be treated as a nontaxable recovery of basis in our Class B common stock with respect to which the right was distributed, and then as a gain from the sale or exchange of stock. A U.S. holder's tax basis in a preemptive right received in a taxable distribution would equal the fair market value of the preemptive right on the date of distribution and the holding period would begin on the day following the date of the distribution.

        The following discussion assumes the distribution of the preemptive rights will be treated as a nontaxable distribution.

        EACH U.S. HOLDER SHOULD CONSULT SUCH HOLDER'S OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE RECEIPT, EXERCISE, AND EXPIRATION OF PREEMPTIVE RIGHTS RECEIVED IN THE PREEMPTIVE RIGHTS OFFERING, AND THE RECEIPT, EXERCISE, SALE, AND EXPIRATION OF WARRANTS THAT ARE ACQUIRED BY U.S. HOLDERS THAT EXERCISE SUCH HOLDER'S PREEMPTIVE RIGHTS, IN LIGHT OF SUCH HOLDER'S PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, OR FOREIGN TAXING JURISDICTION.

Receipt, Exercise, and Expiration of the Preemptive Rights

        For U.S. federal income tax purposes, a U.S. holder should not recognize income, gain, or loss upon such holder's receipt of the preemptive rights in the preemptive rights offering, the expiration of such preemptive rights, or such holder's exercise of such preemptive rights.

        A U.S. holder's tax basis in such holder's preemptive rights received in the preemptive rights offering will depend upon (1) the relative fair market value of the preemptive rights received by such holder and the shares of Class B common stock owned by such U.S. holder at the time the preemptive rights are distributed by us, and (2) whether such U.S. holder elects, in such holder's U.S. federal income tax return for the taxable year in which the preemptive rights are received, to allocate part of such holder's basis in the U.S. holder's shares of Class B common stock to the preemptive rights. If either (1) the fair market value of the preemptive rights on the date such preemptive rights are distributed by us is equal to or exceeds 15% of the fair market value on such date of the shares of Class B common stock with respect to which the preemptive rights are received or (2) such U.S. holder elects, in such holder's U.S. federal income tax return for the taxable year in which the preemptive rights are received, to allocate part of such holder's basis in such holder's shares of Class B common stock to the preemptive rights, then, upon such U.S. holder's exercise of the preemptive rights, such holder's basis in such holder's shares of Class B common stock will be allocated among such holder's shares of Class B common stock and the preemptive rights received in proportion to the respective fair market values on the date the preemptive rights are distributed by us. If the preemptive rights received by a U.S. holder have a fair market value that is less than 15% of the fair market value on such date of the shares of Class B common stock with respect to which the preemptive rights are distributed by us, the U.S. holder's basis in the preemptive rights will be zero, unless such U.S. holder elects to allocate such holder's basis in the shares of the Class B common stock, as discussed in the previous sentence.

        If a U.S. holder allows the preemptive rights received in the preemptive rights offering to expire unexercised, such holder will not recognize gain or loss, and such holder's tax basis in the shares of Class B common stock with respect to which the preemptive rights are received will be equal to the tax basis in such Class B common stock immediately before such holder's receipt of the preemptive rights.

        If a U.S. holder exercises the preemptive rights, such holder will have no gain or loss upon receipt of acquired warrants. A U.S. holder's basis in the acquired warrants will equal the sum of the price paid for the warrants and the U.S. holder's tax basis, if any, in the preemptive rights. A U.S. holder's holding period for the acquired warrants acquired through an exercise of the preemptive rights will begin on the date the preemptive rights are exercised.

        Notwithstanding the foregoing, if a U.S. holder exercises the preemptive rights received in the preemptive rights offering after disposing of the shares of Class B common stock with respect to which the preemptive rights are received, then certain aspects of the tax treatment of the exercise of the preemptive rights are unclear, including (1) the allocation of the basis of the shares of Class B common stock sold and the preemptive rights received in respect of such shares, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the shares sold, and (3) the impact of such allocation on the basis of the warrants acquired through the exercise of such preemptive rights. If a U.S. holder exercises the preemptive rights received after disposing of the shares of Class B common stock with respect to which the preemptive rights are received, such U.S. holder should consult such holder's tax advisors.

Exercise, Sale, and Expiration of the Acquired Warrants

        If a U.S. holder acquires warrants, such holder will have no income, gain or loss upon a subsequent exercise of the acquired warrants. Such holder's tax basis in the shares of Class A common stock acquired on such holder's exercise of the acquired warrants shall equal the sum of the exercise price paid for such shares and the U.S. holder's tax basis in the acquired warrants. Such holder's holding period for the acquired shares of Class A common stock will begin on the date the acquired warrants are exercised.

        If a U.S. holder acquires warrants, and subsequently sells the warrants, such holder will recognize capital gain, or loss, upon a subsequent the sale of the warrants, reflecting the amount by which the consideration received exceeds, or is less than, such holder's tax basis in the warrants. The capital gain or loss will be long-term if the U.S. holder's holding period in the warrants is more than one year. Long-term capital gains recognized by individuals are taxable under current law at a maximum rate of 15% for taxable years beginning before or on December 31, 2010. For taxable years beginning after December 31, 2010, tax rates for long-term capital gains recognized by individuals may increase. Long-term capital gains recognized by corporations are taxable at ordinary corporate tax rates. If the U.S. holder has held the warrants for one year or less, the capital gain or loss will be short-term. Short-term capital gains are taxed at a maximum rate equal to the maximum rate applicable to ordinary income. The deductibility of capital losses by shareholders may be limited.

        If a U.S. holder acquires warrants, and allows the acquired warrants to expire unexercised, the expiration of the warrant will be treated as a sale or exchange of a capital asset on the expiration date. Because the term of the warrants is more than one year, the U.S. holder's resulting capital loss will be a long-term capital loss.

Sale of Shares of Our Class A Common Stock and Receipt of Distributions on Shares of Our Class A Common Stock

        If a U.S. holder exercises an acquired warrant and acquires shares of Class A common stock, such holder will recognize capital gain, or loss, upon a subsequent sale of the shares, reflecting the amount by which the consideration received exceeds, or is less than, such holder's tax basis in the shares. The capital gain or loss will be long-term if the U.S. holder's holding period in the shares is more than one year. Long-term capital gains recognized by individuals are taxable under current law at a maximum rate of 15% for taxable years beginning before or on December 31, 2010. For taxable years beginning after December 31, 2010, tax rates for long-term capital gains recognized by individuals may increase. Long-term capital gains recognized by corporations are taxable at ordinary corporate tax rates. If the U.S. holder has held the shares of our common stock for one year or less, the capital gain or loss will be short-term. Short-term capital gains are taxed at a maximum rate equal to the maximum rate applicable to ordinary income. The deductibility of capital losses by shareholders may be limited.

        Distributions, if any, on shares of Class A common stock acquired through the exercise of acquired warrants will be taxable to a U.S. holder as a dividend to the extent that the cash and fair market value of property is allocable to our current and accumulated earnings and profits for the taxable year in which the distribution is made. Dividends received by corporate holders of shares of Class A common stock are taxable at ordinary corporate tax rates, subject to any applicable dividends-received deduction. Dividends received by individual holders of shares of Class A common stock in taxable years beginning before or on December 31, 2010 are taxed under current law at the holder's capital gain tax rate (a maximum rate of 15%) provided that the holder meets applicable holding period and other requirements. For taxable years beginning after December 31, 2010, tax rates for dividends received by individual holders may increase. Any distributions in excess of our current and accumulated earnings and profits will be treated as a tax-free return of basis, and any further distributions in excess of the U.S. holder's tax basis in shares of Class A common stock will be treated as gain from the sale or exchange of such shares.

Backup Withholding

        A U.S. holder may be subject to backup withholding (currently at a rate of 28%) with respect to dividend payments on shares of Class A common stock acquired through the exercise of an acquired warrant or dispositions of acquired warrants or such shares. Backup withholding may apply under certain circumstances if the U.S. holder (1) fails to furnish your social security or other taxpayer identification number, or TIN, (2) furnishes an incorrect TIN, (3) underreports interest or dividends, or (4) fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct and that the U.S. holder is not subject to backup withholding.

 PLAN OF DISTRIBUTION

        The information in this section adds to the information in the "Plan of Distribution" section beginning on page 25 of the accompanying prospectus. Please read these two sections together.

        We are offering 8,917 warrants, at a price of $1.33 per warrant, to purchase 8,917 shares of Class A common stock directly to you pursuant to the preemptive rights offering. We do not intend for our officers and directors to actively participate in the solicitation of the exercise of preemptive rights for the purchase of the warrants, however, they and other employees of ours may respond to unsolicited inquiries that they receive. Questions regarding the preemptive rights offering should be directed to our preemptive rights agent. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and the solicitation of preemptive rights and the sales of the warrants underlying such preemptive rights will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of the warrants. None of our officers, directors or employees will be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the warrants or our shares of Class A common stock.

        We are also offering directly to holders of the warrants 8,917 shares of Class A common stock issuable upon exercise of the warrants at an exercise price of $6.35 per share.

PROSPECTUS

        THE NEW YORK TIMES COMPANY
Class A Common Stock, Preferred Stock, Debt Securities
Warrants, Depositary Shares,
Stock Purchase Contracts and Stock Purchase Units

        We, from time to time, may offer, issue and sell, together or separately:

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  shares of our Class A common stock;

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  shares of our preferred stock;

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  debt securities, which will be our senior debt securities;

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  warrants to purchase our debt securities, shares of our Class A common stock, shares of our preferred stock, depositary shares or securities of third parties or other rights;

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  depositary shares representing an interest in our preferred stock;

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  stock purchase contracts to purchase shares of our Class A common stock, or preferred stock; and

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  stock purchase units, each representing ownership of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities or any combination of the foregoing, securing the holder's obligation to purchase our Class A common stock or preferred stock under the stock purchase contracts.

        Our Class A common stock is listed on the New York Stock Exchange under the symbol "NYT."

        This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide you with the specific terms of the securities to be offered in one or more supplements to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

        We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. For additional information on the method of sale, refer to the section titled "Plan of Distribution" below. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those securities. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

        Investing in our securities involves risks. You should carefully consider the risks set forth under the caption "Risk Factors" in our periodic reports referred to in the "Documents Incorporated By Reference" section in this prospectus, as well as any additional risk factors that may be contained in the relevant prospectus supplement to this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 29, 2008

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 filed with the Securities and Exchange Commission, or SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a shelf registration process. Under this process, we may sell from time to time any combination of the securities described in this prospectus.

        This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. Each time these securities are sold, this prospectus will be accompanied by a prospectus supplement that describes the specific terms of these securities and the specific manner in which they may be offered. You should carefully read the prospectus supplement and this prospectus and the documents incorporated by reference into the prospectus supplement and this prospectus before making your investment decision. The incorporated documents are described in this prospectus under "Where You Can Find More Information" and "Documents Incorporated By Reference."

        You should rely on the information provided in this prospectus and in any prospectus supplement, including the documents incorporated by reference. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any supplement to this prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

        Unless the context otherwise requires or as otherwise indicated, when we refer to "The New York Times Company," we mean the corporation by that name, and when we refer to the "Company," "we," "us" or "our" in this prospectus or when we otherwise refer to ourselves in this prospectus, we mean The New York Times Company and its consolidated subsidiaries.

THE NEW YORK TIMES COMPANY

        The New York Times Company was incorporated on August 26, 1896, under the laws of the State of New York. We are a diversified media company that currently includes newspapers, Internet businesses, a radio station, investments in paper mills and other investments.

        We classify our businesses based on our operating strategies into the following two segments:

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  News Media Group, consisting of The New York Times Media Group, which principally includes The New York Times, NYTimes.com, the International Herald Tribune, IHT.com, WQXR-FM and related businesses; the New England Media Group, which principally includes The Boston Globe, Boston.com, the Worcester Telegram & Gazette and related businesses; and the Regional Media Group, which includes 15 daily newspapers, other print publications and their related digital operations.

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  About Group, consisting of the Web sites of About.com, ConsumerSearch.com, UCompareHealthCare.com and Caloriecount.about.com.

        Additionally, we own equity interests in a Canadian newsprint company and a supercalendered paper manufacturing partnership in Maine; New England Sports Ventures, LLC, which owns the Boston Red Sox, Fenway Park and adjacent real estate, approximately 80% of New England Sports Network (the regional cable sports network) and 50% of Roush Fenway Racing, a leading NASCAR team; 49% of Metro Boston LLC, which publishes a free daily newspaper in the Greater Boston area; and quadrantONE LLC, a consortium online advertising network that sells bundled premium, targeted display advertising from local newspapers Web sites and other affiliates.

        Our principal executive office is at 620 Eighth Avenue, New York, NY, 10018 and our telephone number is (212) 556-1234. Our Web site is http://www.nytco.com. Information on our Web site is not incorporated by reference into this prospectus and therefore is not part of this prospectus.

 RISK FACTORS

        You should carefully consider the specific risks set forth under the caption "Risk Factors" in our periodic reports described to in "Documents Incorporated By Reference" below and, if included in a prospectus supplement, under the caption "Risk Factors" in the prospectus supplement.

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain forward-looking statements that relate to future events or our future financial performance. We may also make written and oral forward-looking statements in our SEC filings and otherwise. We have tried, where possible, to identify such statements by using words such as "believe," "expect," "intend," "estimate," "anticipate," "will," "project," "plan" and similar expressions in connection with any discussion of future operating or financial performance. Any forward-looking statements are and will be based upon our then-current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

        By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in any forward-looking statements. You should bear this in mind as you consider forward-looking statements. Factors that, individually or in the aggregate, we think could cause our actual results to differ materially from expected and historical results include those described in the section titled "Risk Factors" above as well as other risks and factors identified from time to time in our SEC filings.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement under the Securities Act relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These SEC filings are also available to the public from the SEC's Web site at http://www.sec.gov.

 DOCUMENTS INCORPORATED BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, until the offering under this prospectus is completed:

  •
  Annual Report on Form 10-K for the fiscal year ended December 30, 2007, filed with the SEC on February 26, 2008;

  •
  Quarterly Report on Form 10-Q for the quarter ended March 30, 2008, filed with the SEC on May 7, 2008;

  •
  Quarterly Report on Form 10-Q for the quarter ended June 29, 2008, filed with the SEC on August 6, 2008;

  •
  Quarterly Report on Form 10-Q for the quarter ended September 28, 2008, filed with the SEC on November 7, 2008;

  •
  Current Reports on Form 8-K, filed with the SEC on February 12, 2008, March 17, 2008, September 8, 2008 and October 23, 2008 (as to Item 5.02 only), and amended Form 8-K filed with the SEC on December 2, 2008; and

  •
  The description of our Class A common stock contained in our Registration Statement on Form 10 filed under Section 12 of the Exchange Act on April 28, 1967, including any amendment or report filed for the purpose of updating such description.

        Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules. Any statement made in a document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes such statement. Any statement made in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request a copy of our filings, at no cost, by writing or telephoning us at the following address:

        The New York Times Company
        620 Eighth Avenue
        New York, NY 10018
        (212) 556-1234
         http://www.nytco.com
        Attn: Office of the Secretary

 USE OF PROCEEDS

        We intend to use the net proceeds received from any offering of these securities for general corporate purposes, which may include the reduction of indebtedness, possible acquisitions and any other purposes that we may describe in a prospectus supplement. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS
TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

	For the Nine Months Ended September 28,		For the Years Ended
			December 30, 2007		December 31, 2006		December 25, 2005	December 26, 2004	December 28, 2003
	2008
Ratio of earnings to fixed charges	—	(1)	3.75	(2)	—	(3)	6.22	8.11	8.65

Ratio of earnings to fixed charges and preferred stock dividends(4)	—	(1)	3.75	(2)	—	(3)	6.22	8.11	8.65

(1)
Earnings were inadequate to cover fixed charges by approximately $132 million for the nine months ended September 28, 2008, mainly as a result of an estimated non-cash impairment charge of approximately $160 million for the New England Media Group recorded in the third quarter of 2008.

(2)
We adopted Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 on January 1, 2007 (see Note 10 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 30, 2007). Our policy is to classify interest expense recognized on uncertain tax positions as income tax expense. We have excluded interest expense recognized on uncertain tax positions from the Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.

(3)
Earnings were inadequate to cover fixed charges by approximately $573 million for the year ended December 31, 2006, as a result of a non-cash impairment charge of approximately $814 million.

(4)
We have authority to issue up to 200,000 shares of preferred stock, par value $1.00 per share; however, as of the dates for which information is presented in the above table no shares were outstanding and we did not have a preferred stock dividend obligation. Therefore, the ratio of earnings to fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges.

 DESCRIPTION OF SECURITIES WE MAY OFFER

        This prospectus contains summary descriptions of the Class A common stock, preferred stock, debt securities, warrants, depositary shares, stock purchase contracts and stock purchase units that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered, including the specific types, amounts, prices and detailed terms of any of these securities.

DESCRIPTION OF CAPITAL STOCK

        The summary below and that contained in any prospectus supplement are not complete and are qualified in their entirety by reference to our certificate of incorporation and by-laws, each as amended. The terms of these securities also may be affected by the New York Business Corporation Law.

Description of Class A Common Stock

        Our authorized common stock consists of 300,000,000 shares of Class A common stock, par value $0.10 per share and 825,634 shares of Class B common stock, par value $0.10 per share. As of November 30, 2008, there were 142,965,350 shares of Class A common stock and 825,634 shares of Class B common stock issued and outstanding.

        The shares of Class A common stock are listed on the New York Stock Exchange under the symbol "NYT". BNY Mellon Shareowner Services is the transfer agent and registrar of the shares of common stock.

        The shares of Class A common stock, when issued against full payment of the purchase price, will be fully paid and nonassessable (except to the extent provided in Section 630 of the New York Business Corporation Law).

        Our Class A common stock is not redeemable, does not have any conversion rights and is not subject to call. Holders of shares of Class A common stock have no preemptive rights to subscribe for any additional securities that we may issue. The holders of Class A common stock are entitled to receive dividends, if any, as and when declared from time to time by our Board of Directors out of funds legally available for distribution. Upon our liquidation, dissolution or winding up of our affairs, the holders of Class A common stock will be entitled to participate equally and ratably, with the holders of our Class B common stock, in proportion to the number of shares held, in our net assets available for distribution to holders of common stock.

        The holders of the Class A common stock are entitled to one vote for each share thereof held by them in the election of 30% of the Board of Directors proposed to be elected at any meeting of stockholders held for that purpose (or the nearest larger whole number if such percentage is not a whole number), voting separately and as a class. The holders of Class B common stock are entitled to one vote for each share held by them in the election of the balance of the Board of Directors, voting separately and as a class. The holders of our Class A common stock and the holders of our Class B common stock are entitled to one vote for each share thereof, voting together and not as separate classes, upon:

  •
  the reservation of any shares of capital stock for options granted or to be granted to our officers, directors or employees;

  •
  the acquisition of the stock or assets of any other company in the following circumstances:

  •
  If any officer, director or holder of 10% or more of any class of shares of our voting securities has an interest, directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction;

    •
    If the transaction involves the issuance of Class A common stock or Class B common stock or securities convertible into either, or any combination of the three, and if the aggregate number of shares of common stock so to be issued together with the common stock which could be issued upon conversion of such securities approximates (in the reasonable judgment of the Board of Directors) 20% of the aggregate number of shares of Class A common stock and Class B common stock outstanding immediately prior to such transaction; or

    •
    If the transaction involves issuance of Class A common stock or Class B common stock and any additional consideration, and if the value of the aggregate consideration so to be issued (including the value of any common stock which may be issuable in the future in accordance with the terms of the transaction) has in the reasonable judgment of the Board of Directors a combined fair value of approximately 20% or more of the aggregate market value of shares of Class A common stock and Class B common stock outstanding immediately prior to such transaction; and

  •
  any proposal submitted to a vote of stockholders in connection with the ratification of the selection of our auditors.

        Pursuant to our certificate of incorporation, except as described above and as otherwise required by the laws of the State of New York, the entire voting power is vested solely and exclusively in the holders of our Class B common stock, the holders of Class B common stock being entitled to one vote for each share thereof held upon all matters requiring a vote of stockholders, and the holders of the Class A common stock shall have no voting power, and shall not have the right to participate in any meeting of stockholders or to have notice thereof.

        Each share of Class B common stock may at any time be converted, at the option of the holder, into one fully paid and non-assessable (except to the extent provided in section 630 of the New York Business Corporation Law) share of Class A common stock. When shares of Class B common stock have been converted, under the terms of our certificate of incorporation, they are cancelled and not reissued.

Description of Preferred Stock

        The following description of our preferred stock will apply generally to any future preferred stock that we may offer, but is not complete. We will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement.

        Our authorized preferred stock consists of 200,000 shares of preferred stock, par value $1.00 per share, in one or more series and with rights, preferences, limitations or restrictions, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, that may be fixed or designated by our Board of Directors pursuant to the certificate of incorporation and the provisions set forth in the law of the State of New York.

        The designations, relative rights, preferences and limitations of the preferred stock of each series will be fixed by our Board of Directors and stated in resolutions adopted by our Board of Directors relating to such series as follows:

  •
  the number of shares to constitute the series and the distinctive designation thereof;

  •
  the dividend rate or rates to which the shares of the series shall be entitled and whether dividends shall be cumulative and, if so, the date from which dividends shall accumulate, and the quarterly dates on which dividends, if declared, shall be payable;

  •
  whether the shares of the series are redeemable, the limitations and restrictions in respect of such redemptions, the manner of selecting shares of the series for redemption if less than all shares are to be redeemed, and the amount per share, including the premium if any, which the holders of shares of the series shall be entitled to receive upon the redemption thereof, which amount may vary at different redemption dates and may be different in respect of shares redeemed through the operation of any retirement or sinking fund and in respect of shares otherwise redeemed;

  •
  whether the holders of shares of the series are entitled to receive, in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, an amount equal to the dividends accumulated and unpaid thereon, whether or not earned or declared, but without interest;

  •
  whether the shares of the series are subject to the operation of a purchase, retirement or sinking fund and, if so, whether the fund is cumulative or noncumulative, the extent to and the manner in which the fund shall be applied to the purchase or redemption of the shares of the series for retirement or to other corporate purposes, and the terms and provisions in respect of the operation thereof;

  •
  whether the shares of the series are convertible into, or exchangeable for, shares of stock of any other class or series thereof or of any other series of the same class, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

  •
  the voting powers, if any, of the shares of the series in addition to the voting powers provided by law; and

  •
  any other rights, preferences, limitations or restrictions not inconsistent with law or the provisions of our certificate of incorporation.

        Holders of preferred stock will have no preemptive rights to subscribe for any additional securities that we may issue.

        In the event of any voluntary liquidation, dissolution or winding up of our affairs, the holders of any series of preferred stock shall be entitled to receive in full out of our assets, including our capital, before any amount shall be paid or distributed among the holders of the common stock or any other shares ranking junior to such series, the amounts fixed by the Board of Directors with respect to such series and set forth in the applicable prospectus supplement. After payment to the holders of the preferred stock of the full preferential amounts to which they are entitled, the holders of preferred stock, as such, shall have no right or claim to any of our remaining assets.

        If liquidating distributions shall have been made in full to all holders of preferred stock, our remaining assets shall be distributed among the holders of any other classes or series of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective numbers of shares.

DESCRIPTION OF DEBT SECURITIES

        Please note that in this section, references to "we", "us", "ours" or "our" refer only to The New York Times Company and not to its consolidated subsidiaries. Also, in this section, references to "holders" mean those who own debt securities registered in their own names on the books maintained by us or the trustee for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in our debt securities should read the section below entitled "Global Securities".

General

        The debt securities offered by this prospectus will be our senior obligations and will rank equally with all of our other senior indebtedness. The debt securities will be issued under an indenture dated as of March 29, 1995 between us and The Bank of New York Mellon (as successor to Chemical Bank), as trustee, as supplemented by indenture supplements dated as of August 21, 1998 and July 26, 2002 and as further supplemented from time to time. A copy of the indenture and each supplement is filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. You can obtain a copy of the indenture and any indenture supplements by following the directions outlined in "Where You Can Find More Information", or by contacting the indenture trustee, The Bank of New York Mellon.

        The following briefly summarizes the material provisions of the indenture and the debt securities, other than pricing and related terms which will be disclosed in an accompanying prospectus supplement for a particular series. You should read the more detailed provisions of the indenture, including the defined terms. You should also read the particular terms of a series of debt securities, which will be described in more detail in an accompanying prospectus supplement. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the indenture. Wherever particular sections or defined terms of the indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.

        The indenture provides that our senior debt securities may be issued in one or more series without limitation as to aggregate principal amount and with terms not inconsistent with the indenture, in each case, as we authorize from time to time. (Section 301)

Types of Debt Securities

        We may issue fixed rate, floating rate or indexed debt securities.

  Fixed rate debt securities

        Fixed rate debt securities will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are often issued at a price lower than the principal amount. Federal income tax consequences and other special considerations applicable to any debt securities issued at a discount will be described in the applicable prospectus supplement.

  Floating rate debt securities

        A floating rate debt security will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If a debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in the applicable supplement.

        Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

        For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable prospectus supplement.

  Indexed debt securities

        A debt security of this type provides that the principal amount payable at its maturity and the amount of interest payable on an interest payment date will be determined by reference to:

  •
  securities of one or more issuers;

  •
  one or more currencies;

  •
  one or more commodities;

  •
  any other financial, economic or other measure or instrument, including the occurrence or nonoccurrence of any event or circumstance; or

  •
  one or more indices or baskets of the items described above.

        If you are a holder of an indexed debt security, you may receive an amount at maturity that is greater than or less than the face amount of your debt security depending upon the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.

        An indexed debt security may provide either for cash settlement or for physical settlement by delivery of the underlying property or another property of the type listed above. An indexed debt security may also provide that the form of settlement may be determined at our option or at the holder's option.

        If you purchase an indexed debt security, the applicable prospectus supplement will include information about the relevant index, about how amounts that are to become payable will be determined by reference to the price or value of that index and about the terms on which the security may be settled physically or in cash. The prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and may exercise significant discretion in doing so.

        Upon the request of the holder of any floating rate debt security, the calculation agent will provide the interest rate then in effect for that debt security, and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent's determination of any interest rate and its calculation of the amount of interest for any interest period will be final and binding in the absence of manifest error.

        All percentages resulting from any interest rate calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point. All amounts used in or resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

        In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the prospectus supplement applicable to such floating rate debt security. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates.

  Original issue discount debt securities

        A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity.

Form, Exchange and Transfer of Debt Securities

        Unless we indicate otherwise in the applicable prospectus supplement, the debt securities will be issued:

  •
  only in fully registered form; and

  •
  in denominations of $1,000 and integral multiples of $1,000. (Section 302)

        Holders may exchange their debt securities for debt securities of the same series in any authorized denominations, as long as the total principal amount is not changed. (Section 305)

        Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities.

        Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the registration, exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities. (Section 305)

        If a debt security is issued as a global debt security, only the depositary—e.g., The Depository Trust Company, Euroclear and Clearstream—will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security. See "Global Securities" below for additional information.

        The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of exercise or exchange will be described in the applicable prospectus supplement.

        If the debt securities of any series are to be redeemed in part, we will not be required to issue, register the transfer of or exchange any debt security of that series during a period beginning 15 days before the day of mailing of a notice of redemption and ending on the day of that mailing, or register the transfer of or exchange any debt security selected for redemption, in whole or in part, except the unredeemed portion of that security being particularly redeemed. (Section 305)

Global Securities

        Some or all of the debt securities of any series may be represented, in whole or in part, by one or more global securities which will have an aggregate principal amount equal to that of the debt securities it represents. Each global security will be registered in the name of a depositary or its nominee, will be deposited with that depositary or nominee and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and any other matters that may be provided for pursuant to the indenture.

        No global security may be exchanged in whole or in part for securities registered, and no transfer of a global security, in whole or in part, may be registered in the name of any person other than the depositary for that global security or any nominee of that depositary unless:

  •
  the depositary has notified us that it is unwilling or unable to continue as depositary for that global security or has ceased to be qualified to act as depositary as required by the indenture;

  •
  there shall have occurred and be continuing an event of default with respect to the debt securities represented by that global security; or

  •
  there shall exist circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable prospectus supplement.

        All securities issued in exchange for a global security or any portion of global securities will be registered in the names that the depositary requests. (Sections 204 and 305)

        As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or the nominee will be considered the sole owner and holder of the global security and the securities represented by the global security for all purposes under the securities and the indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not be entitled to have the global security or any securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of certificates securities in exchange for their beneficial interest and will not be considered to be the owners or holders of the global security or any securities represented by the global security for any purpose under the securities or the indenture. All payments of principal of and any premium and interest on a global security will be made to the depositary or its nominee as the holder of the global securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

        Ownership of beneficial interests in a global security will be limited to institutions, referred to as participants, that have accounts with the depositary or its nominee participants and to persons that may hold beneficial interests through participants. In connection with the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary, with respect to participants' interests, or by a participant, with respect to interests of persons held by that participant on their behalf. Payments, transfers, exchanges and others matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time.

        None of us, The Bank of New York Mellon as trustee, or any agent of ours or of The Bank of New York Mellon will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Information in the Prospectus Supplement

        The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:

  •
  the title of the series;

  •
  the aggregate principal amount offered and any limit on the total principal amount offered of the same series:

  •
  if applicable, the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

  •
  the maturity date or dates;

  •
  whether the debt securities are fixed rate debt securities, floating rate debt securities or indexed debt securities;

  •
  if the debt securities are fixed rate debt securities, the yearly rate at which the debt security will bear interest, if any, and the interest payment dates;

  •
  if the debt security is an original issue discount debt security, the yield to maturity;

  •
  if the debt securities are floating rate debt securities, the interest rate basis, any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; the day count used to calculate interest payments for any period; and the calculation agent;

  •
  if other than in U.S. dollars, the currency, currencies or currency unit in which payments will be made;

  •
  any provisions for the payment of additional amounts for taxes;

  •
  the denominations in which the currency, currencies or currency unit of the securities will be issuable if other than denominations of $1,000 and integral multiples thereof;

  •
  the terms and conditions on which the debt securities may be redeemed at our option;

  •
  any obligation of ours to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event, and the terms and conditions of redemption, purchase or repayment;

  •
  the person to whom any interest on any debt security of the series is payable, if other than the person in whose name the debt securities are registered at the close of business on the regular record date;

  •
  the regular record date for any interest payable on any interest payment date;

  •
  the place or places where the principal of, premium, if any, and interest on the debt security will be payable;

  •
  any index or formula used to determine the amount of payments of principal, if any, and any premium and interest on the debt security;

  •
  if the debt security is an indexed debt security, the principal amount, if any, that we will pay you at maturity, the amount of interest, if any, that we will pay on an interest payment date or the formula that we will use to calculate these amounts, if any, and the terms on which the debt security will be exchangeable for, or payable in, cash, securities or other property;

  •
  if other than the principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration of the maturity of the debt security;

  •
  if the principal amount of the debt security which will be payable at the maturity of the debt security will not be determinable as of any date before maturity, the amount which will be deemed to be the outstanding principal amount of the debt security;

  •
  the applicability of any provisions described under "—Defeasance and Discharge";

  •
  any additional covenants applicable to the debt securities:

  •
  the depositary for the debt security, if other than The Depository Trust Company, and any circumstances under which the holder may request securities in nonglobal form;

  •
  the applicability of any provisions described under "—Default, Remedies and Waiver of Default";

  •
  any covenants applicable to the debt securities;

  •
  the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the debt security; and

  •
  any other terms of the debt security, which could be different from those described in this prospectus.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security will be made to the person in whose name such debt security is registered at the close of business on the record date for that payment of interest. (Section 307)

        Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the principal corporate trust office of The Bank of New York Mellon in New York City, except, that at our option, payment of any interest may be made by check mailed to the address of the person entitled to the payment which appears in the security register. We may designate additional paying agents or rescind the designation of any paying agent at any time, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series. (Section 1002)

        All moneys paid by us to The Bank of New York Mellon or any other paying agent for the payment of the principal of, or any premium or interest on, any debt security which moneys remain unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to us. The holder of the debt security thereafter may, as an unsecured creditor, look only to us for payment of the unclaimed funds, and all liability of The Bank of New York Mellon or any other paying agent with respect to the unclaimed funds will cease upon payment of the unclaimed funds. (Section 1003)

Covenants

        We make certain promises, or covenants, for the benefit of the holders of the debt securities issued under the indenture. The covenants applicable to a particular series of such debt securities will be set forth in the applicable prospectus supplement relating thereto.

Mergers and Sales of Assets

        The indenture provides that we will not merge or consolidate with or into another person or transfer or lease our assets substantially as an entirety to another person, and another person may not merge or consolidate with or into us or transfer or lease its assets substantially as an entirety to us unless:

  •
  either we are the continuing company, or the successor company, if other than us, is a U.S. corporation and expressly assumes by supplemental indenture the obligations evidenced by the securities issued pursuant to the indenture;

  •
  immediately after giving effect to the transaction, there would not be any default in the performance of any covenant or condition of the indenture; and

  •
  if, as a result of the transaction, property of ours would become subject to a lien, as defined above, that would not be permitted under a covenant regarding limitation on liens as described in the applicable prospectus supplement, we would be required to secure the debt securities equally and ratably with the indebtedness secured by the lien. (Section 801)

Modification of the Indentures and Waiver of Covenants

        There are different types of changes that we can make to the indenture and the debt securities of any series under that indenture.

  Changes of the Indenture Requiring Each Holder's Approval

        There are certain changes that cannot be made without the approval of each holder of a debt security affected by the change. Here is a list of those types of changes:

  •
  changing the stated maturity for any principal or interest payment on a debt security;

  •
  reducing the principal amount or the interest rate or the premium payable on any debt security;

  •
  reducing the amount of principal of an original issue discount security or any other debt security payable upon acceleration of its maturity;

  •
  changing the currency of any payment on a debt security;

  •
  changing the place of payment on a debt security;

  •
  impairing a holder's right to sue for payment of any amount due on its debt security;

  •
  reducing the percentage in principal amount of the debt securities of any series, the approval of whose holders is needed to change the applicable indenture or those debt securities;

  •
  reducing the percentage in principal amount of the debt securities of any series, the consent of whose holders is needed to waive our compliance with the applicable indenture or waiving defaults; and

  •
  changing the provisions of the indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or adding to the provisions that cannot be changed or waived without approval of the holder of each affected debt security. (Section 902)

  Changes of the Indenture Not Requiring Approval

        Another type of change does not require any approval by holders of the debt securities of an affected series. These changes are limited to clarifications and changes that would not adversely affect the debt securities of that series in any material respect. Nor do we need any approval to make changes that affect only debt securities to be issued under the indenture after the changes take effect. (Section 901)

        We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities. (Section 901)

  Changes of the Indenture Requiring Majority Approval

        Any other change to the indenture and the debt securities issued under the indenture would require the following approval:

  •
  If the change affects only the debt securities of a particular series, it must be approved by the holders of a majority in principal amount of the debt securities of that series.

  •
  If the change affects the debt securities of more than one series of debt securities issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of each series affected by the change.

        In each case, the required approval must be given by written consent.

        The same majority approval would be required for us to obtain a waiver of any of our covenants. If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above in "—Changes of the Indenture Requiring Each Holder's Approval", unless that holder approves the waiver. Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver. (Section 1010)

Special Rules for Action by Holders

        When holders take any action under the indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

  Only Outstanding Debt Securities Are Eligible

        Only holders of outstanding debt securities of the applicable series will be eligible to participate in any action by holders of debt securities of that series. We will also count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be "outstanding":

  •
  if it has been surrendered for cancellation or cancelled;

  •
  if we have deposited or set aside, in trust for its holder, money for its payment or redemption and have duly given notice of its redemption, if appropriate;

  •
  if we have fully defeased it as described below under "Defeasance and Discharge—Full Defeasance";

  •
  if it has been exchanged for other debt securities of the same series due to mutilation, destruction, loss or theft; or

  •
  if we or one of our affiliates is the owner, unless the debt security is pledged under certain circumstances described in the indenture. (Section 101)

  Eligible Principal Amount of Some Debt Securities

        In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

        For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

  •
  For an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default.

  •
  For a debt security whose principal amount is not determinable, we will use any amount that we indicate in the prospectus supplement for that debt security. The principal amount of a debt security may not be determinable, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date.

  •
  For debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.

  Determining Record Dates for Action by Holders

        We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities. (Section 104)

Default, Remedies and Waiver of Default

        You will have special rights if an event of default with respect to your series of debt securities occurs and is continuing, as described in this subsection.

  Events of Default

        Unless the applicable prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

  •
  We do not pay interest on any debt security of that series within 30 days after the due date;

  •
  We do not pay the principal or any premium of any debt security of that series on the due date;

  •
  We do not deposit a sinking fund payment with regard to any debt security of that series on the due date but only if the payment is required under the applicable prospectus supplement;

  •
  We remain in breach of any covenant we make for the benefit of the relevant series for 90 days after we receive a written notice of default, stating that we are in breach and requiring us to remedy the breach, from the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities;

  •
  We file for bankruptcy, or other events of bankruptcy, insolvency or reorganization relating to us occur; or

  •
  If the prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

  Remedies if an Event of Default Occurs

        If an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the entire principal amount of the debt securities of that series to be due immediately. If the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to us, the entire principal amount of the debt securities of that series will be automatically due and payable, without any action by the trustee or any holder. (Section 502)

        Each of the situations described above is called an acceleration of the maturity of the affected series of debt securities. If the maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration for the entire series provided we have done the following:

        We have paid or deposited with the trustee an amount sufficient to pay the following:

  •
  all overdue interest on all the securities of that series;

  •
  any principal or premium on the securities of that series that have become due (other than by the acceleration); and

  •
  any interest on the overdue principal or premium payments at the rate provided for that series; and

  •
  all events of default, other than the failure to pay accelerated principal or other amounts, have been cured or waived. (Section 502)

        If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

        Except as described in the prior paragraph, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the indenture with respect to the debt securities of that series.

        Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, all of the following must occur:

  •
  The holder of your debt security must give the trustee written notice of a continuing event of default;

  •
  The holders of not less than 25% in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other

  •
  holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

  •
  The trustee must not have taken action for 60 days after the above steps have been taken; and

  •
  During those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request. (Section 507)

        You are entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its due date. (Section 508)

  Waiver of Default

        The holders of not less than a majority in principal amount of the outstanding debt securities of a series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your debt security or a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series, however, without the approval of the particular holder of that debt security. (Section 513)

  We Will Give the Trustee Information About Defaults Annually

        We will furnish to the trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities issued under it, or else specifying any default under the indenture. (Section 1004)

        Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity. Book-entry and other indirect owners are described under "Global Securities."

Defeasance and Discharge

        The provisions for full defeasance and covenant defeasance described below apply to each debt security if so indicated in the applicable prospectus supplement. In general, we expect these provisions to apply to each debt security that has a specified currency of U.S. dollars and is not a floating rate or indexed debt security.

  Full Defeasance

        If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on any debt securities. This is called full defeasance. For us to do so, each of the following must occur:

  •
  We must deposit in trust for the benefit of all holders of those debt securities a combination of money and U.S. government notes or bonds or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates;

  •
  No event of default under the indenture may have occurred and be continuing, and no event of default described in the fifth bullet point under "Default, Remedies and Waiver of Default—Events of Default" may have occurred and be continuing at any time during the 90 days following the deposit in trust;

  •
  There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holders to be taxed on those debt securities any differently than if we did not make the deposit and just repaid those debt securities ourselves. Under current federal tax law, the deposit and our legal release from your debt security would be treated as though we took back your debt security and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security; and

  •
  We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.

        If we ever fully defeased your debt security, you would have to rely solely on the trust deposit for payments on your debt security. You would not be able to look to us for payment if there was any shortfall.

  Covenant Defeasance

        Under current U.S. federal tax law, we can make the same type of deposit described above and be released from the provisions relating to your debt security listed in the bullets below and any restrictive covenants that may be described in the applicable prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants.

        If we accomplish covenant defeasance with regard to your debt security, the following provisions, of the indenture and your debt security would no longer apply:

  •
  the requirement to secure the debt securities equally and ratably in the event that property of ours becomes subject to a lien as described in the third bullet under "Mergers and Sales of Assets"; and

  •
  the events of default resulting from a breach of covenants, described in the fourth bullet point under "Default, Remedies and Waiver of Default—Events of Default".

        If we accomplish covenant defeasance on your debt security, we must still repay your debt security if there is any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Foreign Currency Debt Securities

        Debt securities of a series may be denominated in such foreign currencies or currency units as we may designate at the time of offering. Unless otherwise indicated in an applicable prospectus supplement, a foreign currency-denominated debt security will not be sold in, or to a resident of, the country of the specified currency in which such debt security is denominated. Prospective purchasers of foreign currency-denominated debt securities should consult their own financial and legal advisors with respect to any matters that may affect the purchase or holding of a foreign currency-denominated debt security or the receipt of payments of principal of, and any premium and interest on, a foreign currency-denominated debt security in a specified currency.

Notices

        Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee's records. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

        Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Governing Law

        Unless otherwise stated in the prospectus supplement applicable to a particular series of debt securities, the debt securities and the indenture will be governed by New York law.

Concerning the Trustee under the Indenture

        We have and may continue to have banking and other business relationships with The Bank of New York Mellon, or any subsequent trustee, in the ordinary course of business.

DESCRIPTION OF WARRANTS

        This section describes the general terms and provisions of our warrants to acquire our securities that we may issue from time to time. The applicable prospectus supplement will describe the terms of any warrant agreements and the warrants issuable thereunder. If any particular terms of the warrants described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

        We may issue warrants for the purchase of our debt securities, Class A common stock, preferred stock, depositary shares or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

        The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

  •
  the offering price;

  •
  the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

  •
  the number of warrants offered;

  •
  the securities underlying the warrants, including the securities of third parties or other rights, if any, to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

  •
  the exercise price and the amount of securities you will receive upon exercise;

  •
  the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

  •
  the rights, if any, we have to redeem the warrants;

  •
  the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

  •
  the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

  •
  the date on and after which the warrants and the related securities will be separately transferable;

  •
  the certain U.S. federal income tax consequences;

  •
  the name of the warrant agent; and

  •
  any other material terms of the warrants.

        After your warrants expire they will become void. All warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

        Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

        The applicable warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which it applies to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF DEPOSITARY SHARES

General

        We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us, which we refer to as the "bank depositary." Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

        We have summarized some common provisions of a depositary agreement and the related depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you. If any particular terms of the depositary agreements and the related depositary receipts described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

Dividends and Other Distributions

        If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

        If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the bank depositary as to how to vote the preferred stock represented by such holder's depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the bank depositary or us only if:

  •
  all outstanding depositary shares have been redeemed or

  •
  there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

Withdrawal of Preferred Stock

        Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

        The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.

        Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

        The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of Class A common stock or preferred stock at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders' obligations to purchase the securities under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

        The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. This description is not complete and the description in the prospectus supplement will not necessarily be complete, and reference is made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. If any particular terms of the stock purchase contracts or stock purchase units described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement. Certain United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

        We may sell the offered securities to one or more underwriters for public offering and sale by them or may sell the offered securities to investors directly or through agents, which agents may be affiliated with us. Direct sales to investors may be accomplished through subscription offerings or through subscription rights distributed to our shareholders. In connection with subscription offerings or the distribution of subscription rights to shareholders, if all of the underlying offered securities are not subscribed for, we may sell such unsubscribed offered securities to third parties directly or through agents and, in addition, whether or not all of the underlying offered securities are subscribed for, we may concurrently offer additional offered securities to third parties directly or through agents, which agents may be affiliated with us. Any underwriter or agent involved in the offer and sale of the offered securities will be named in the applicable prospectus supplement.

        Under this prospectus we may also offer shares of our Class A common stock, warrants to purchase shares of our Class A common stock, or any other securities convertible into or carrying rights or options to purchase shares of our Class A common stock, directly to holders of our Class B common stock in satisfaction of preemptive rights provided to the holders of Class B common stock under the terms of our certificate of incorporation and the New York Business Corporation Law upon certain offers and sales of securities by us under this prospectus or otherwise. The terms and conditions of any such offer will be set out in a prospectus supplement.

        The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices related to the prevailing market prices at the time of sale, such as an "at the market offering," or at negotiated prices, any of which may represent a discount from the prevailing market price. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the offered securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of offered securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agent. Underwriters may sell offered securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of offered securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act and to reimbursement for certain expenses. Any such indemnification agreements will be described in the applicable prospectus supplement.

        If so indicated in the applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of offered securities sold pursuant to contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to our approval.

        Contracts will not be subject to any conditions except the purchase by an institution of the offered securities covered by its contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and if the offered securities are being sold to underwriters, we shall have sold to such underwriters the total principal amount of the offered securities less the principal amount of the securities covered by contracts. Some of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

        Morgan, Lewis & Bockius LLP has rendered an opinion to us regarding the validity of the securities to be offered by this prospectus.

EXPERTS

        The consolidated financial statements of The New York Times Company as of December 30, 2007 and for the year then ended appearing in The New York Times Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2007 (including the schedule for the year ended December 30, 2007 appearing therein), and the effectiveness of The New York Times Company's internal control over financial reporting as of December 30, 2007, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and financial statement schedule are incorporated herein by reference in reliance upon the reports given upon the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements as of December 31, 2006 and for each of the two years in the period ended December 31, 2006 and the related financial statement schedule for the years ended December 31, 2006 and December 25, 2005, incorporated in this prospectus by reference from The New York Times Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2007, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.